UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Goodrich Corporation

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2010
Annual Meeting
of Shareholders
and
Proxy Statement

Four Coliseum Centre
2730 West Tyvola Road
Charlotte, North Carolina 28217

NOTICE TO SHAREHOLDERS

THE ANNUAL MEETING OF SHAREHOLDERS of Goodrich Corporation, a New York corporation, will be held at Goodrich’s headquarters, Four Coliseum Centre, 2730 West Tyvola Road, Charlotte, North Carolina on April 20, 2010, at 10:00 a.m. Eastern Time to:

1. Elect as directors the eleven nominees named in the attached Proxy Statement to hold office until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified.

2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year 2010.

3. Approve an amendment and restatement of the Senior Executive Management Incentive Plan.

4. Transact such other business as may properly come before the meeting.

Information with respect to these matters is contained in the Proxy Statement attached to this Notice.

The Board of Directors has fixed March 1, 2010 as the record date for determining shareholders entitled to notice of and to vote at the meeting. Only holders of record at the close of business on that date shall be entitled to notice of and to vote at the meeting or any adjournment thereof.

A proxy for use at the meeting in the form accompanying this Notice is hereby solicited on behalf of the Board of Directors from holders of Common Stock. Shareholders may withdraw their proxies at the meeting should they be present and desire to vote their shares in person, and they may revoke their proxies for any reason at any time prior to the voting thereof.

It is important that every shareholder be represented at the meeting regardless of the number of shares owned. To minimize expense associated with collecting proxies, please execute and return your proxy promptly.

By Order of the Board of Directors

Frank DiPiero
Secretary

Dated March 11, 2010

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 20, 2010. Our 2010 Notice of Annual Meeting and Proxy Statement and 2009 Annual Report to Shareholders are available at www.goodrich.com/governance.

i

GENERAL INFORMATION

The accompanying proxy is solicited on behalf of the Board of Directors of Goodrich Corporation.  Our 2010 Annual Meeting of Shareholders will be held at our corporate headquarters, Four Coliseum Centre, 2730 West Tyvola Road, Charlotte, North Carolina at 10:00 a.m. Eastern Time on April 20, 2010.

All shareholders of record of our Common Stock at the close of business on March 1, 2010 are entitled to notice of and to vote at the Annual Meeting. There were 124,707,212 shares outstanding and entitled to vote on such date, and each share is entitled to one vote. There are no cumulative voting rights.

Shareholders have a choice of voting by proxy over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for shareholders of record will close at 11:59 p.m. Eastern Time on April 19, 2010.

When you vote by proxy, your shares will be voted according to your instructions. You can revoke your proxy at any time before it is exercised by written notice to our Secretary, timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote) or voting by ballot at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

Proxies for shares of Common Stock will also represent shares held under our Dividend Reinvestment Plan. Proxies will also be considered to be voting instructions to the plan trustee with respect to shares held in accounts under the Goodrich Corporation Employees’ Savings Plan. We have been advised that voting instructions from plan participants must be received by not later than 11:59 p.m. Eastern Time on April 16, 2010 in order to be included in the final voting instruction tabulation provided to the plan trustee.

We will pay the expense of soliciting these proxies. In addition to using the mails and the Internet, our officers, directors and employees may solicit proxies personally, by telephone or by facsimile. We will reimburse brokers and others holding shares in their names, or in the names of nominees, for their expenses in sending proxy material to the beneficial owners of such shares and obtaining their proxies. We have retained Laurel Hill Advisory Group, LLC, 2 Robbins Lane, Suite 201, Jericho, NY 11753, to assist us in soliciting proxies from shareholders, including brokers, custodians, nominees and fiduciaries, and will pay that firm fees estimated at $10,000 for its services, plus the firm’s expenses and disbursements.

The approximate date on which we will begin mailing this Proxy Statement, the accompanying proxy and our 2009 Annual Report, including financial statements, to shareholders is March 11, 2010.

As permitted by rules recently adopted by the SEC, we are making this Proxy Statement and our 2009 Annual Report available on our Internet site at www.goodrich.com/governance. If you received a separate notice by mail informing you of the availability of these materials on this Internet site, you will not receive a printed copy of the proxy materials in the mail unless you request to receive these materials. Instead, the notice instructs you how to access and review all of the important information in the Proxy Statement and 2009 Annual Report. The notice also instructs you how to submit your vote over the Internet. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials in the notice.

If you received a printed copy of the proxy materials, the Company now offers the opportunity to electronically receive future proxy statements and annual reports over the Internet. By using these services, you are not only able to access these materials more quickly than ever before, but you are helping the Company reduce printing and postage costs and helping to preserve environmental resources. Online services are available to our registered and beneficial shareholders who have active email accounts and Internet access. Registered shareholders maintain shares in their own names. Beneficial shareholders have shares deposited with a bank or brokerage firm. To view a listing of participating brokerage firms or to enroll in the program, please go to http://enroll.icsdelivery.com/gr and click on the appropriate selection. If you have accounts with multiple brokers, you will need to complete the process for each brokerage account. Upon completion of your enrollment, you will receive an email confirming your election to use the online services. Your enrollment in the online program will remain in effect as long as your account remains active or until you cancel it. If you are a current employee with a Company provided e-mail address, you will automatically receive proxy statements and annual reports over the Internet unless you notify the Company of your decision to receive paper copies in the mail.

Our principal executive offices are located at Four Coliseum Centre, 2730 West Tyvola Road, Charlotte, North Carolina 28217.

Unless the context otherwise requires, the terms “we”, “our”, “us”, “Goodrich” and “the Company” as used in this Proxy Statement refer to Goodrich Corporation.

VOTE REQUIRED FOR APPROVAL

The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Withheld votes, abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of constituting a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

If you are a beneficial shareholder and your broker holds your shares in its name, the rules of the New York Stock Exchange permit your broker to vote your shares on the ratification of the appointment of our independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, under the rules of the New York Stock Exchange, your broker cannot vote your shares on the election of directors and the amendment and restatement of the Senior Executive Management Incentive Plan if you do not timely provide instructions for voting your shares.

The eleven nominees for director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy shall be elected. This means that the director nominee with the most votes for a particular slot is elected for that slot. Only votes “for” affect the outcome.

Our Guidelines on Governance set forth our procedures if a director nominee is elected, but receives a majority of “withheld” votes. In an uncontested election, any nominee for director who receives a greater number of “withheld” votes than votes “for” in such election is required to tender his or her resignation following certification of the shareholder vote. The Committee on Governance is required to make recommendations to the Board with respect to any such letter of resignation. The Board is required to take action with respect to this recommendation and to publicly disclose the decision and the rationale for the decision.

Ratification of the appointment of our independent registered public accounting firm and the vote on the amendment and restatement of the Senior Executive Management Incentive Plan will be decided by a majority of the votes cast “for” or “against” each proposal at the

Annual Meeting, provided that with respect to the amendment of the Senior Executive Management Incentive Plan the number of votes cast on the proposal is at least a majority of the shares entitled to vote on the proposal. Abstentions and, if applicable, broker “non-votes” are not counted as votes “for” or “against” these proposals.

PROPOSALS TO SHAREHOLDERS

1. ELECTION OF DIRECTORS

One of the purposes of the Annual Meeting is the election of eleven directors to hold office until the next annual meeting of shareholders in 2011 and until their respective successors are elected and qualified. The eleven nominees for election as a director are named on the following pages. All of them are now directors whose terms expire at the 2010 Annual Meeting.

A. Thomas Young, who is currently serving as a director, will be retiring from our Board of Directors as of the date of the Annual Meeting pursuant to the retirement provisions of our Guidelines on Governance. The Board has not named a nominee to succeed Mr. Young.

All nominees have indicated that they are willing to serve as directors if elected. If any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such person as may be designated by our Board of Directors to replace such nominee.

The Board recommends that you vote FOR the election of these nominees for director.

NOMINEES FOR ELECTION AND THEIR QUALIFICATIONS

CAROLYN CORVI, age 58 — Director since June 1, 2009.
Retired Vice President and General Manager of Airplane Programs, Commercial Airplanes, The Boeing Company, a leading aerospace company and largest manufacturer of commercial jetliners and military aircraft combined. Ms. Corvi has a B.A. in History from the University of Washington and a Masters of Science in Management from Massachusetts Institute of Technology, Sloan School of Management. Ms. Corvi joined Boeing in 1974 and spent her 34-year career at Boeing building high performing organizations focused on aircraft production. From 2005 until her retirement in December 2008, Ms. Corvi held the position of Vice President and General Manager of Airplane Programs, Commercial Airplanes. Ms. Corvi currently serves on the Board of Directors of Continental Airlines, Inc. She also serves on Virginia Mason Medical Center’s Health System Board of Directors, is the co-founder of the Northwest Children’s Fund and is a member of the Honorary Advisory Cabinet, Highline Public Schools Aviation High School.

DIANE C. CREEL, age 61 — Director since December 22, 1997.
Retired Chairman, Chief Executive Officer and President, Ecovation, Inc., a wastewater management systems company that was acquired by Ecolab in February 2008. Ms. Creel has a B.A. and M.A. from the University of South Carolina. Ms. Creel was Chairman, Chief Executive Officer and President of Ecovation, Inc. from May 2003 to September 2008. Prior to joining Ecovation, Ms. Creel served as Chief Executive Officer and President of Earth Tech from January 1993 to May 2003, Chief Operating Officer from 1987 to 1993 and Vice President from 1984 to 1987. Ms. Creel was director of business development and communications for CH2M Hill from 1978 to 1984, manager of communications for Caudill Rowlett Scot, Houston, Texas from 1976 to 1978, and director of public relations for LBC&W, Architects-Engineers-Planners, Columbia, South Carolina from 1971 to 1976. Ms. Creel currently serves on the Board of Directors of Allegheny Technologies and EnPro Industries, Inc.

GEORGE A. DAVIDSON, JR., age 71 — Director since April 15, 1991.
Retired Chairman, Dominion Resources, Inc., a natural gas and electric power holding company. Mr. Davidson is a graduate of the University of Pittsburgh with a degree in petroleum engineering. Effective January 2000, Dominion Resources and Consolidated Natural Gas Company merged. He has been associated with Consolidated Natural Gas since 1966. He became Vice Chairman of Consolidated Natural Gas in October 1985 and served in that position until January 1987, when he assumed the additional responsibility of Chief Operating Officer. In May 1987 Mr. Davidson became Chairman and Chief Executive Officer and served in that capacity until becoming Chairman of Dominion Resources, Inc. in January 2000. He retired from that position in August 2000. Mr. Davidson is a director of Dominion Resources, Inc. He is Past Chairman and current member of the Board of the Pittsburgh Foundation. Mr. Davidson is Past Chairman of the Board of The Pittsburgh Cultural Trust, Chairman Emeritus of the Pittsburgh Civic Light Opera Board and Past Chairman of the American Gas Association. Mr. Davidson is a trustee of the University of Pittsburgh, chairs the Board of Visitors of the Katz Graduate School of Business and is Vice Chair of the Board of Visitors of the School of Engineering, and serves on the Board of the Sewickley Valley Hospital Foundation and the Carnegie Museum of Natural History.

HARRIS E. DELOACH, JR., age 65 — Director since April 17, 2001.
Chairman, President and Chief Executive Officer, Sonoco Products Company, a worldwide, vertically integrated packaging company. Mr. DeLoach holds a bachelor of arts degree in business administration and a juris doctor degree from the University of South Carolina. Mr. DeLoach was named President and Chief Executive Officer of Sonoco Products Company in July 2000 and Chairman in April 2005. Previously, he was Senior Executive Vice President and Chief Operating Officer from 1999 to 2000, Executive Vice President from 1996 to 1999 and Group Vice President from 1993 to 1996. He joined Sonoco in 1985. Mr. DeLoach is a director of Sonoco Products Company and Progress Energy Corporation. He also serves on the Board of Directors of the Palmetto Institute, and is a member of the University of South Carolina Business Partnership Foundation, a member of the Board of Directors of the South Carolina Governor’s School for Science and Mathematics Foundation, and the Past Chairman of the South Carolina Chamber of Commerce.

JAMES W. GRIFFITH, age 56 — Director since July 15, 2002.
President and Chief Executive Officer, The Timken Company, a global leader in friction management and power transmission products and services. Mr. Griffith earned his B.S. in industrial engineering and his M.B.A. from Stanford University. He joined The Timken Company in 1984. From 1984 to 1999 he held a wide range of positions in several areas of the company, including international operations and strategic management. He was elected President and Chief Operating Officer in 1999 and President and Chief Executive Officer in July 2002. Mr. Griffith is a director of The Timken Company, is on the Board of Directors of MAGNet, the Board of Directors of the U.S. — China Business Council, serves as the Vice President for the World Bearing Association, and is a member of the Board of Trustees of Mount Union College.

WILLIAM R. HOLLAND, age 71 — Director since July 12, 1999.
Retired Chairman, United Dominion Industries Limited, a diversified manufacturing company that was acquired by SPX Corporation in May 2001. Mr. Holland has bachelor of arts and juris doctor degrees from the University of Denver. He joined United Dominion in 1973 as Vice President and General Counsel. He held various executive positions with United Dominion, including Chief Executive Officer from 1986 to 2000 and Chairman from 1987 to 2001. Mr. Holland is Chairman and a director of EnPro Industries, Inc. and a director of Lance Inc. He is a director of Crowder Construction Company, ERC, Inc., the Carolinas Healthcare System Foundation, Charlotte, North Carolina, a corporate member of the Jupiter, Florida Medical Center and a member of the Advisory Board of the Walker School of Business, Appalachian State University, Boone, North Carolina. He was named as an Outstanding Director in 2008 by the Outstanding Directors Institute.

JOHN P. JUMPER, age 65 — Director since December 5, 2005.
Retired Chief of Staff, United States Air Force. General Jumper retired from the United States Air Force in 2005 after a distinguished 39-year military career. In his last position as Chief of Staff he served as the senior military officer in the Air Force. As Chief of Staff, he was a member of the Joint Chiefs of Staff providing military advice to the Secretary of Defense, the National Security Council and the President. From 2000 — 2001 General Jumper served as Commander, Air Combat Command. During the 1999 war in Kosovo and Serbia he commanded U.S. Air Forces in Europe and Allied Air Forces Central Europe. In earlier assignments he served on the Joint Staff and as Senior Military Assistant to Secretary of Defense Dick Cheney and Secretary Les Aspin. General Jumper holds a degree in electrical engineering from the Virginia Military Institute and an M.B.A from Golden Gate University in San Francisco. He currently serves on the boards of SAIC, Inc., Jacobs Engineering Group, Inc. and Somanetics Corporation, as well as on the non-profit boards of The Marshall Foundation, the Air Force Village Charitable Foundation, The American Air Museum in Britain and the Virginia Military Institute. General Jumper also served on the Board of Directors of TechTeam Global, Inc. within the last five years.

MARSHALL O. LARSEN, age 61 — Director since April 16, 2002.
Chairman, President and Chief Executive Officer, Goodrich Corporation. Mr. Larsen received a B.S. in Engineering from the U.S. Military Academy and an M.S. in industrial administration from the Krannert Graduate School of Management at Purdue University. He joined Goodrich in 1977 as an Operations Analyst. In 1981, he became Director of Planning and Analysis and subsequently Director of Product Marketing. In 1986, he became Assistant to the President and later served as General Manager of several divisions of Goodrich’s aerospace business. He was elected a Vice President of Goodrich and named a Group Vice President of Goodrich Aerospace in 1994 and was elected an Executive Vice President of Goodrich and President and Chief Operating Officer of Goodrich Aerospace in 1995. He was elected President and Chief Operating Officer of Goodrich in February 2002, Chief Executive Officer in April 2003 and Chairman in October 2003. Mr. Larsen is a member of the Board of Governors of the Aerospace Industries Association, the Business Council, and the Business Roundtable and is a director of Becton, Dickinson & Co. and Lowe’s Companies, Inc. He is active in numerous community activities.

LLOYD W. NEWTON, age 67 — Director since December 11, 2006.
General, United States Air Force (Ret.) and Retired Executive Vice President, Pratt & Whitney Military Engines, a leading manufacturer of engines for military and civilian aircraft. General Newton retired from the United States Air Force in August 2000 after a distinguished 34-year career. He culminated his Air Force career as a four-star General and was Commander, Air Education and Training Command. His command consisted of 13 bases, 43,000 active duty personnel and 14,000 civilians. In April 2005 he was appointed by the President to serve as a commissioner on the Defense 2005 Base Realignment and Closure Commission. General Newton joined Pratt & Whitney Military Engines in September 2000 as Vice President where he was responsible for all aspects of business development, customer requirements, support and services. He retired from Pratt & Whitney in March 2006 as Executive Vice President. General Newton received a Bachelor of Science degree in Aviation Education from Tennessee State University in 1966. In 1985, he received a Master of Arts degree in Public Administration from George Washington University. He currently serves on the Board of Directors of Sonoco Products Company and Torchmark Corporation, as well as on the non-profit Boards of the National Air and Space Museum, the National Museum of the U.S. Air Force and the Air Force Association.

DOUGLAS E. OLESEN, age 71 — Director since October 1, 1996.
Retired President and Chief Executive Officer, Battelle Memorial Institute, a worldwide technology organization, working for government and industry. Dr. Olesen earned his B.S., M.S. and Ph.D. degrees in civil engineering at the University of Washington. In 1963 Dr. Olesen joined Boeing Aircraft Company as a Research Engineer and assisted in developing and testing closed life-support systems for long-term space missions. He joined Battelle Memorial Institute, Northwest Labs, in Richland, Washington in 1967 and served in a series of management positions. Dr. Olesen was named Vice President and Director of the Northwest Division in 1979. In 1984 he became Executive Vice President and Chief Operating Officer of the Battelle Memorial Institute in Columbus, Ohio. In 1987 he was elected President and Chief Executive Officer and in October 2001 he retired.

ALFRED M. RANKIN, JR., age 68 — Director since April 18, 1988.
Chairman, President and Chief Executive Officer, NACCO Industries, Inc., an operating holding company with interests in the mining and marketing of lignite, manufacturing and marketing of forklift trucks, and the manufacturing and marketing of small household electric appliances. Mr. Rankin holds a bachelor of arts degree in economics from Yale University, and a juris doctor degree from the Yale Law School. He joined NACCO Industries in April 1989 as President and Chief Operating Officer and became President and Chief Executive Officer in May 1991. He assumed the additional title of Chairman in May 1994. Previously, Mr. Rankin served in a number of management positions with Eaton Corporation, with the most recent being Vice Chairman and Chief Operating Officer from April 1986 to April 1989. He is a director of NACCO Industries, Inc., NMHG Holding Co. and The Vanguard Group. He is a director and Chairman of the Federal Reserve Bank of Cleveland and a trustee and president of the Cleveland Museum of Art. He is a trustee of The Greater Cleveland Partnership, the Musical Arts Association and University Hospitals of Cleveland.

OTHER NOMINEES

Under our By-Laws, nominations of persons for election to the Board of Directors may be made at an annual meeting of shareholders by any shareholder who was a shareholder of record at the time of giving the notice described below, who is entitled to vote at such meeting and who complies with the notice procedures set forth in the By-Laws.

For a nomination to be properly brought before an annual meeting of shareholders, the shareholder must have given timely notice thereof in writing to our Secretary. To be timely, the shareholder’s notice must have been sent to, and received by, our Secretary at our principal executive offices generally not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. For the 2011 Annual Meeting, such notice must be received between December 21, 2010 and January 20, 2011. Each such notice must include among other things:

•	the name, age, and principal occupation or employment of each proposed nominee and a brief description of any arrangement or understanding between the nominee and others relating to why he or she was selected as a nominee, in addition to any other information required by the SEC’s proxy regulations;

•	the proposed nominee’s written consent to serve as a director if elected;

•	the name and address of the shareholder proposing the nominee as well as any other shareholders believed to be supporting such nominee;

•	the number of shares of each class of Goodrich stock owned by such shareholders; and

•	a description of all ownership interests in the shares identified, including derivative securities, hedged positions and other economic and voting interests.

No person nominated by a shareholder at the Annual Meeting is eligible for election as a director unless nominated in accordance with the procedures contained in the By-Laws. See Appendix A for the full text of the relevant section of the By-Laws. Because no notice of nomination was provided in accordance with these procedures with respect to the Annual Meeting to be held on April 20, 2010, the only nominees for election as directors at that meeting are the eleven nominees listed above.

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Review Committee of our Board of Directors has appointed the firm of Ernst & Young LLP, subject to ratification by the shareholders at the Annual Meeting, to serve as our independent registered public accounting firm for the year 2010. Should Ernst & Young LLP be unable to perform these services for any reason, the Audit Review Committee will appoint another independent registered public accounting firm to perform these services.

Representatives of the firm of Ernst & Young LLP, our independent registered public accounting firm for the most recently completed fiscal year, are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

Fees to Independent Registered Public Accounting Firm for 2009 and 2008

The following is a summary of the fees billed to us by Ernst & Young LLP for professional services rendered for 2009 and 2008:

	2009	2008
	(In millions)

Audit Fees	$6.79	$7.65
Audit-Related Fees	0.40	0.27
Tax Fees	0.72	0.00
All Other Fees	0.01	0.01

Total Fees	$7.92	$7.93

Audit Fees.  Audit fees consist of fees billed by Ernst & Young LLP for professional services rendered for the audit of our financial statements, the review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by them in connection with statutory and regulatory filings or engagements for those years. Audit fees also include the audit of the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees.  Audit-related fees consist of fees billed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees” above. Audit-related fees included fees for employee benefit plan audits, acquisition/divestiture assistance, accounting consultation and audits of a joint venture.

Tax Fees.  Tax fees consist of fees billed by Ernst & Young LLP for tax services, including tax advice and tax planning.

All Other Fees.  All other fees consist of fees related to products and services provided by Ernst & Young LLP, other than those reported above under “Audit Fees”, “Audit-Related Fees” and “Tax Fees”. For 2009 and 2008, all other fees represents fees billed by Ernst & Young LLP for miscellaneous services.

None of the services represented by the fees set forth in the above table were provided in accordance with the de minimis exception to Audit Review Committee approval that appears in Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Audit Review Committee Pre-Approval Policy

The Audit Review Committee of our Board of Directors must review and pre-approve all audit and non-audit services performed by our independent registered public accounting firm. In conducting such reviews, the Audit Review Committee will determine whether the provision of non-audit services would impair the firm’s independence. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Review Committee specifically provides for a different period.

Requests or applications to provide services that require pre-approval by the Audit Review Committee are submitted by both the independent registered public accounting firm and management and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. Detailed back-up documentation must be provided in connection with each request or application.

The Audit Review Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Review Committee at its next scheduled meeting. The Audit

Review Committee does not delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

The full text of the Audit Review Committee pre-approval policy is available on the corporate governance page of our Internet site at www.goodrich.com/governance.

Vote Required

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year 2010 will be decided by a majority of the votes cast “for” or “against” the proposal at the Annual Meeting. The Board of Directors recommends that you vote FOR ratifying this appointment.

3. APPROVAL OF AMENDMENT AND RESTATEMENT OF SENIOR EXECUTIVE
MANAGEMENT INCENTIVE PLAN

Shareholders are asked to consider and approve an amendment and restatement of the Senior Executive Management Incentive Plan (the “SEMIP”) established by the Board of Directors for certain executive officers.

Under Section 162(m) of the Internal Revenue Code, shareholder approval is required to enable us to obtain a deduction for awards paid under the SEMIP to certain of our executive officers whose compensation for the taxable year is in excess of $1 million. Shareholder approval of the SEMIP was obtained in 1995, 2000 and 2005. The provisions of Section 162(m) require that the SEMIP be reapproved by shareholders at least every five years in order for us to continue excluding the amounts paid from the $1 million deductibility limit. Therefore, shareholders are being requested to again approve the SEMIP.

The SEMIP has been amended and restated, subject to shareholder approval, to (i) more precisely define the Compensation Committee’s discretion to make equitable adjustments and (ii) clarify that a participant must remain employed by the Company through December 15 of the plan year, subject to certain exceptions. In addition, since shareholder approval in 2005, the SEMIP was amended to conform with Section 409A of the Internal Revenue Code.

A summary of the amended and restated SEMIP appears below. This summary is qualified in its entirety by reference to the text of the amended and restated SEMIP, which is included as Appendix B to this Proxy Statement.

Eligibility

Participation is limited to those senior executives whose compensation may become subject to the non-deductibility provisions of the Internal Revenue Code described above. The only individuals who are subject to the non-deductibility provisions are the Chief Executive Officer, as well as the four other most highly compensated executive officers whose compensation is required to be reported in the Summary Compensation Table of our Proxy Statement. The Compensation Committee will determine who will be a participant prior to or within 90 days of the beginning of each year and typically includes the Chief Executive Officer and his direct reports.

Awards

Each year the Compensation Committee will establish a target level of incentive opportunity, stated as a percentage of the salary of each participant. In addition, a threshold and maximum award level will be established. Threshold award level represents the level above which an incentive award would be paid to a participant. Performance at or below the threshold level will earn no incentive payments. The maximum award level represents the maximum amount of incentive award that may be paid to a participant for a plan year, even if the maximum performance threshold is equaled or exceeded. Each participant’s maximum award level will be 200% of his or her target incentive amount. Under no circumstances will any participant be paid an award exceeding $3,500,000.

Performance Measures

Performance measures that may be used under the SEMIP shall be based upon one or more of the following criteria: operating income; net income; earnings (including earnings before interest, taxes, depreciation and/or amortization); earnings per share; sales; costs; profitability of an identifiable business unit or product; maintenance or improvement of profit margins; cost reduction goals; operating cash flow; free cash flow (operating cash flow less capital expenditures); working capital; improvements in capital structure; debt reduction; credit ratings; return on assets; return on equity; return on invested capital; stock price; total shareholder return; completion of joint ventures, divestitures, acquisitions or other corporate transactions; new business or expansion of customers or clients; strategic plan development and implementation; succession plan development and implementation; customer satisfaction indicators; employee metrics; or other objective individual or team goals.

The performance measures may relate to us, on an absolute basis and/or relative to one or more peer group companies or indices, or to a particular participant, subsidiary, division or operating unit, or any combination of the foregoing, all as the Compensation Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Internal Revenue Code (or any successor section thereto), the Compensation Committee may adjust, modify or amend the above criteria, either in establishing any performance measure or in determining the extent to which any performance measure has been achieved.

The Committee has the authority to make equitable adjustments in the criteria where necessary (i) in response to changes in applicable laws or regulations, (ii) to account for items of gain, loss, or expense that are related to the disposal (or acquisition) of a business or change in accounting principles that was not anticipated at the time an award was made, (iii) to account for adjustments in expense due to re-measurement of pension benefits, (iv) to account for unusual or non-recurring transactions that were not anticipated at the time an award was made, and (v) to reflect other unusual, non-recurring or unexpected items similar in nature to the foregoing as determined in good faith by the Compensation Committee consistent with the principles set forth in section 162(m) of the Internal Revenue Code and the regulations thereunder. Such adjustments may be made with respect to the performance of any subsidiary, division, or operating unit, as applicable, shall be made in a consistent manner from year to year, and shall be made in accordance with the objectives of the SEMIP and the requirements of Section 162(m) of the Internal Revenue Code.

Performance Goals

The Compensation Committee will designate each year the incentive category and percentage of salary for each participant to determine his or her incentive target amount; the performance measures and calculation methods to be used for that year; a schedule of each performance measure for establishing the threshold performance level; target performance level; and the maximum performance level and the method of measuring performance as a percentage of a participant’s target incentive amounts; and the relative weightings of the performance measures if more than one is designated.

Partial Payment

In the event of death, disability or termination of employment when eligible for early or normal retirement, incentive awards will be paid pro rata based on actual performance for the portion of the plan year the participant was employed. A pro rata interim payment shall be required in the event of a “change in control” as defined in the SEMIP, which generally is deemed to have occurred if (i) any person becomes the beneficial owner of 20% or more of the common stock or combined voting power of the Company’s outstanding securities (subject to certain exceptions), (ii) there generally is a change in the majority of the Directors of the Company, or (iii) certain corporate reorganizations occur where the existing shareholders do not retain at least 70% of the voting securities of the surviving entity.

Plan Administration

The SEMIP will be administered by the Compensation Committee. The Compensation Committee is empowered to set pre-established performance targets, measure the results and determine the amounts payable according to the formula. The Compensation Committee must certify that the performance goals and any other material terms were exceeded prior to the payment of any bonus. While the Compensation Committee may not increase the amounts payable under the formula, it retains discretionary authority to reduce the amount of compensation that would otherwise be payable to participants if the goals are attained.

The Compensation Committee is authorized to interpret the SEMIP, to establish, amend and rescind any rules and regulations relating to the SEMIP, and to make any other determinations that it deems necessary or desirable for the administration of the SEMIP. The Board of Directors or the Compensation Committee may amend, alter or terminate the Plan; provided, however, that any such amendments shall comply with the applicable requirements for exemption (to the extent necessary) under Section 162(m) of the Internal Revenue Code.

Periodic Reapproval By Shareholders

Under Treasury regulations, because the Compensation Committee has authority to vary the performance measures used, the shareholders must reapprove the SEMIP at least every five years in order for payments to continue to be excluded from the non-deductibility limitations of the Internal Revenue Code.

New Plan Benefits

It is not presently possible to determine the dollar value of award payments that may be made, or the individuals that may be selected for such awards, in the future under the SEMIP. Award payments under the SEMIP with respect to 2009 to the Chief Executive Officer and each of the named executive officers are shown below.

	Senior Executive
	Management
	Incentive Plan
	Dollar	Number of
Name and Position	Value ($)	Units

Larsen, Marshall (Chairman, President and Chief Executive Officer)	1,492,812	—
Kuechle, Scott (Executive Vice President, Chief Financial Officer)	473,596	—
Linnert, Terrence (Executive Vice President, Administration and General Counsel)	473,596	—
Carmola, John (Vice President and Segment President, Actuation and Landing Systems)	482,119	—
Egnotovich, Cynthia (Vice President and Segment President, Nacelles and Interior Systems)	482,119	—
Executive Group	4,541,273	—
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	—	—

Vote Required

Approval of the amendment and restatement of the SEMIP will be decided by a majority of the votes cast “for” or “against” the proposal at the meeting.

The Board of Directors recommends that you vote FOR approval of the amendment and restatement of the Senior Executive Management Incentive Plan.

4. OTHER MATTERS

Our Board of Directors knows of no other matters that may properly be presented to the Annual Meeting. If any other matters do properly come before the Annual Meeting, however, the persons appointed in the accompanying proxy intend to vote the shares represented by such proxy in accordance with their best judgment.

GOVERNANCE OF THE COMPANY

Pursuant to the New York Business Corporation Law and our By-Laws, our business is managed under the direction of our Board of Directors. Members of the Board are kept informed of our business through discussions with the Chairman, President and Chief Executive Officer and other officers, through visits to our significant facilities, by reviewing materials provided to them and by participating in meetings of the Board and its committees. In addition, to promote open discussion among our non-management directors, those directors meet in regularly scheduled executive sessions without management participation. These sessions are presided over by the Chair of our Committee on Governance.

Corporate Governance

Our Board of Directors has a long-standing commitment to sound and effective corporate governance practices. Our Guidelines on Governance address a number of important governance issues including director independence, qualifications for Board membership, mandatory retirement, majority voting in the uncontested election of directors, Board self-assessment and succession planning. In addition, the Board has for many years had in place formal charters setting forth the powers and responsibilities of each of its standing committees.

Obtaining Copies of Governance Documents

We maintain a corporate governance page (www.goodrich.com/governance) on our Internet site that includes key information about our corporate governance initiatives, including our Guidelines on Governance, the charters for our standing committees and our Business Code of Conduct.

Business Code of Conduct

In 2003 our Board of Directors adopted our revised Business Code of Conduct, which sets forth the fundamental legal and ethical principles for conducting all aspects of our business. The code applies to all directors, officers and employees of our company and its subsidiaries, as well as to agents and representatives doing business on our behalf. Our Business Code of Conduct, together with specific policies and procedures, outlines the behavior expected of such individuals in carrying out their daily activities within appropriate ethical and legal standards. Each year, all of our employees are required to complete certain computer-based training modules on specific subject matters contained in our Business Code of Conduct and to certify that they have reviewed and understand the Business Code of Conduct.

Board of Directors

Our Board of Directors held eight meetings in 2009. All directors attended 75% or more of the aggregate of the number of Board of Director meetings and meetings of the committees of the Board on which they served.

We typically schedule a Board of Directors meeting in conjunction with our annual meeting of shareholders and expect that our directors will attend absent a valid reason, such as a schedule conflict. Ten of the eleven individuals standing for election as directors in 2010 attended our 2009 annual meeting of shareholders. The remaining individual had not yet joined our Board at the time of the 2009 annual meeting.

Leadership Structure

As is stated in the Board of Directors Guidelines on Governance, the Board has no policy with respect to the separation of the offices of Chairman and Chief Executive Officer. As is described in its Guidelines on Governance, the Board believes that this issue is part of the succession planning process and recognizes that there may be circumstances that would lead to the separation of these offices. The Board believes it is in the best interests of the Company for the Board to make such a determination when it considers the selection of a new Chief Executive Officer or at such other times as it deems appropriate.

Marshall Larsen has served as Chief Executive Officer of the Company since April 2003 and as Chairman since October 2003. During 2009, the Board consisted of eleven independent directors, as defined by New York Stock Exchange standards, in addition to Mr. Larsen. Further, to promote open discussion among our non-management directors, those directors meet in regularly scheduled executive sessions without management participation, which sessions are presided over by the Chair of our Committee on Governance. In this role, the presiding director is able to set the agenda of the executive sessions and take any follow-up action as he or she deems necessary. The Board believes that the current leadership structure has served the Company well over recent years and that it is the best leadership structure for the Company under the present circumstances.

Director Independence; Audit Committee Financial Expert

Our Board of Directors has determined that each of our directors other than Mr. Larsen, and each of the members of our Audit Review Committee, Committee on Governance and Compensation Committee, has no material relationship with Goodrich (other than in the individual’s position as a director) and is an “independent director” under the New York Stock Exchange director independence standards and the director independence standards set forth in our Guidelines on Governance (which reflect exactly the New York Stock Exchange standards).

The Board has also determined that each of the members of our Audit Review Committee is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, and that Directors DeLoach, Jumper, Olesen, Rankin and Young are “audit committee financial experts” as that term is defined in Item 407 of Regulation S-K of the SEC.

The Board based these determinations primarily on a review of the responses of our directors to questions regarding education, employment and compensation history, affiliations and family and other relationships and on discussions with the directors. In making its independence determinations, the Board considered the transactions described below under “Policy on Related Party Transactions” and for the reasons stated below determined that none of those relationships was material.

Policy on Related Party Transactions

In 2006, our Board of Directors adopted a written policy with respect to related party transactions. The policy requires that all transactions between the Company and a related party, which includes all executive officers and directors and their immediate family members, that exceed $120,000 and in which the related party has a direct or indirect material interest, be approved or ratified by the Audit Review Committee or by the disinterested members of our full Board of Directors. The policy also applies to entities: (1) owned or controlled by a director, executive officer or their immediate family members: and (2) of which a director, executive officer or their immediate family member serves as a senior officer or director.

For 2009, the Audit Review Committee considered and ratified transactions between the Company and The Timken Company. Director Griffith is President and Chief Executive Officer of Timken. Timken’s direct sales to the Company during 2009 were approximately $7.5 million, consisting primarily of bearing products that the Company used in various applications.

In reaching its decision, the Audit Review Committee took into consideration the following factors: Director Griffith received no unique personal benefit from such transactions; the transactions were negotiated at arm’s length between the companies with no involvement from Director Griffith; the total amount of sales between the companies is immaterial in comparison to the total revenues of either company; and the amount of such sales is significantly below the levels that would preclude a finding of independence under New York Stock Exchange standards or our Guidelines on Governance.

Compensation Committee Interlocks and Insider Participation

In making its independence determinations with respect to Director Griffith, who serves as Chair of the Compensation Committee, the Board considered the transactions described above under “Policy on Related Party Transactions” and for the reasons stated above determined that the relationship was not material.

Board Committees

Our Board of Directors has established five standing committees: the Executive Committee, the Audit Review Committee, the Compensation Committee, the Committee on Governance and the Financial Policy Committee.

The following table shows the current committee membership and the number of meetings each committee held in 2009.

Financial
	Executive	Audit Review	Compensation	Committee on	Policy
	Committee	Committee	Committee	Governance	Committee

Carolyn Corvi		X	X
Diane C. Creel			X		X
George A. Davidson, Jr.			X		X
Harris E. DeLoach, Jr.	X	Chair		X
James W. Griffith			Chair	X
William R. Holland				X	Chair
John P. Jumper		X			X
Marshall O. Larsen	Chair
Lloyd W. Newton			X		X
Douglas E. Olesen		X			X
Alfred M. Rankin, Jr.	X	X		Chair
A. Thomas Young		X	X
Number of Meetings in 2009	0	8	3	4	5

The following is a brief description of the duties of each committee. A more complete description of each committee’s functions is contained in its charter, a current copy of which is available on the corporate governance page of our Internet site www.goodrich.com/governance.

Executive Committee.  The Executive Committee acts on behalf of our Board of Directors between regularly scheduled Board meetings. Our Guidelines on Governance state that it is the view of the Board that the Executive Committee will meet only when formal action is necessary and it is not feasible to convene a special meeting, in person or by telephone, of the full Board.

Audit Review Committee.  The Audit Review Committee assists our Board of Directors in its oversight of the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm, the performance of our internal audit function and independent registered public accounting firm, and our compliance with legal and regulatory requirements. This committee has direct responsibility for the selection and appointment of our independent registered public accounting firm.

Compensation Committee.  The Compensation Committee reviews, analyzes and, in some cases, approves and, in other cases, makes recommendations to our Board of Directors regarding employee and executive compensation, and incentive, equity-based and benefit programs, including compensation for our Chief Executive Officer.

Committee on Governance.  The Committee on Governance assists our Board of Directors in identifying and recommending individuals to the Board for nomination as Board members, Board assessment and administration, management assessment, reviewing and assessing corporate governance guidelines and principles, and recommends director compensation.

Financial Policy Committee.  The Financial Policy Committee assists our Board of Directors in reviewing and monitoring our financial planning, financial structure, major financing activities, risk management and insurance programs, investments, dividend policy and retirement plan funding and investment management.

Director Nominations and Qualifications

Our Board of Directors is responsible for nominating members of the Board and for filling vacancies on the Board that may exist between annual meetings of shareholders. The Board has delegated the screening process for new directors to the Committee on Governance.

Our Guidelines on Governance state that candidates nominated for election or re-election to our Board of Directors generally should meet the following qualifications:

•	Candidates should possess broad training and experience at the policy-making level in business, government, education, technology or philanthropy.

•	Candidates should possess expertise that is useful to us and complementary to the background and experience of other Board members, so that an optimum balance in Board membership can be achieved and maintained.

•	Candidates should be of the highest integrity, possess strength of character and the mature judgment essential to effective decision-making.

•	Candidates should be willing to devote the required amount of time to the work of the Board and one or more of its committees. Candidates should be willing to serve on the Board over a period of several years to allow for the development of sound knowledge of the Company and its principal operations.

•	Candidates should be without any significant conflict of interest or legal impediment with regard to service on the Board of Directors.

Our current Board members share certain characteristics and attributes that are critical to effective board membership, including: sound and mature business judgment essential to intelligent decision-making; experience at the policy-making level at a business, government or other relevant organization; integrity and honesty; and the ability to collaborate in an effective manner at the board level. In addition, our directors have specific employment and leadership experiences, knowledge and skills that qualify them for service on our Board, as are described in their biographies in this Proxy Statement under the caption “Nominees for Election and their Qualifications.”

When a vacancy exists on the Board, or when the Board determines to add an additional director, the Committee on Governance seeks out appropriate candidates from various sources, which may include other directors, as well as consultants and search firms to which we pay fees for their assistance in identifying and evaluating candidates. The Committee evaluates all candidates on the basis of the above qualifications and other criteria that may vary from time to time. The Guidelines on Governance state that normally only the Chief Executive Officer should be an employee director.

The Committee on Governance considers matters of diversity (including diversity in professional experience and diversity in terms of race, gender, age and background) in evaluating nominees for election as directors. The Committee on Governance considers all candidates in the context of the qualifications enumerated above, as well as their complementary experiences, backgrounds and skills, in an effort to maintain a strong and effective Board of Directors.

The Committee on Governance does not have a formal policy on the consideration of director candidates recommended by shareholders. The Board of Directors believes that such a formal policy is unnecessary and that the issue is more appropriately dealt with on a case-by-case basis.

Under our By-Laws, nominations of persons for election to the Board of Directors may be made at an annual meeting of shareholders by any shareholder who has complied with the advance notice provisions of our By-Laws. These advance notice provisions are discussed elsewhere in this proxy statement under the caption “Election of Directors — Other Nominees”.

The Board’s Role in the Risk Management Process

The Company has traditionally identified and evaluated risk as part of each business unit’s annual strategic planning process. Beginning in 2007, the Company developed and implemented an enterprise risk management program (“ERM”) which incorporates the business unit risk assessments. The Company’s ERM program is a systematic approach to risk assessment and mitigation which is designed to measure, manage and aggregate risks on an enterprise-wide basis. Under the Company’s ERM program, management identifies various risks facing the Company and assesses such risks by probability of occurrence and potential impact on free cash flow. Management has the responsibility for developing an action plan to address, mitigate or monitor such risks. Management updates the ERM program annually to reassess existing risk profiles and to identify new types of risk.

While management is responsible for developing and managing the Company’s ERM program, the Board provides oversight and review of the process. The Board has delegated oversight of the ERM program to the Financial Policy Committee, with the exception of risk relating to internal control over financial reporting which is the oversight responsibility of the Audit Review Committee. The Vice President and Treasurer of the Company is primarily responsible for administrative management of the Company’s ERM program. The CEO and the senior executive management team review and discuss each year’s analysis and identification of risk. A report is presented to the Financial Policy Committee and the Audit Review Committee on the annual assessment. As both the Financial Policy Committee and the Audit Review Committee consist of independent directors under New York Stock Exchange standards, the Board’s role in risk oversight did not impact the Company’s leadership structure. The Compensation Committee, as described in the Compensation Discussion and Analysis, also considered the Company’s risks in concluding that the Company’s executive compensation program does not encourage our management to take unreasonable risks relating to the Company’s business.

Communications with Directors

Shareholders or other interested parties who wish to communicate with our Board of Directors, our non-management directors as a group or any individual director can do so by writing to them, c/o Secretary, Goodrich Corporation, 2730 West Tyvola Road, Charlotte, North Carolina 28217. Our Secretary has been instructed by the Board to promptly forward communications so received to the addressee or addressees.

Stock Ownership

In 2008, the Board adopted a stock ownership policy for non-management directors. Under the policy, each non-management director must maintain shares the value of which equals or exceeds four times the amount of the annual retainer (currently, $60,000 per year). Common Stock owned outright and shares in the deferred compensation and phantom share plans count towards meeting the stock ownership requirements. New directors have five years following election to satisfy the ownership requirements. All directors with at least five years of service meet the ownership requirements.

Compensation of Directors

The Committee on Governance recommends and the Board determines the total compensation of the non-management directors. Each component of director compensation is described in more detail below. Management directors receive no additional compensation for Board service.

The following table sets forth information regarding the compensation of our non-management directors in 2009.

					Change in
					Pension
					Value and
	Fees			Non-Equity	Non-qualified
	Earned			Incentive	Deferred
	or Paid	Stock	Option	Plan	Compensation	All Other
Name	in Cash	Awards	Awards	Compensation	Earnings	compensation	Total
(a)	($)(b)	($)(c)(1)	($)(d)	($)(e)	($)(2)(f)	($)(3)(4)(g)	($)(h)

Carolyn Corvi	50,000	—	—	—	—	—	50,000
Diane C. Creel	84,000	90,000	—	—	76	29,305	203,381
George A. Davidson, Jr.	84,000	90,000	—	—	—	30,703	204,703
Harris E. DeLoach, Jr.	104,500	90,000	—	—	—	38,042	232,542
James W. Griffith	89,000	90,000	—	—	—	15,062	194,062
William R. Holland	92,000	90,000	—	—	—	23,206	205,206
John P. Jumper	91,500	90,000	—	—	—	5,417	186,917
Lloyd W. Newton	84,000	90,000	—	—	—	4,044	178,044
Douglas E. Olesen	91,500	90,000	—	—	—	36,223	217,723
Alfred M. Rankin, Jr.	99,500	90,000	—	—	11,844	23,249	224,593
A. Thomas Young	90,000	90,000	—	—	—	49,497	229,497

(1)	This column shows the full grant date fair value of the phantom share awards made for 2009.

(2)	During 2009 Ms. Creel accrued interest on previously deferred meeting fees in the Outside Director Deferral Plan at the prime rate as provided in the Plan. The amount shown in column (f) represents the difference in interest earned compared to the amount that would have been earned using the federal long-term rate. For Mr. Rankin, this number represents the increase in the value of his benefit under the Directors’ Retirement Income Plan during 2009. This increase is the net impact of a decrease in value of $11,223 due to later commencement of the pension (i.e., 12/31/09 versus 12/31/08) and the increase in value of $23,067 is due to the decrease in the discount rate used to determine the present value of his benefit under the Directors’ Retirement Income Plan. The amount of the benefit payable has not changed — it remains at $42,000 annually when he retires from the Board.

(3)	Under our Outside Director Phantom Share Plan and the Directors’ Phantom Share Plan, our directors have the following amounts credited to their accounts as of December 31, 2009: Ms. Creel, 22,046 shares; Mr. Davidson, 25,174 shares; Mr. DeLoach, 16,077 shares; Mr. Griffith, 14,207 shares; Mr. Holland, 19,531 shares; General Jumper, 6,590 shares; General Newton, 5,199 shares; Mr. Olesen, 23,053 shares; Mr. Rankin, 15,244 shares; and Mr. Young, 24,016 shares.

(4)	This column includes the following dividend equivalents paid during 2009 under the Director’s Phantom Share Plan, the Directors’ Deferred Compensation Plan and the Outside Director Phantom Share Plan: Ms. Creel, $20,668; Mr. Davidson, $23,755; Mr. DeLoach, $14,778; Mr. Griffith, $12,933; Mr. Holland, $18,187; General Jumper, $5,417; General Newton, $4,044; Mr. Olesen, $21,661; Mr. Rankin, $13,956; and Mr. Young, $22,612. This column also includes the following dividend equivalents paid during 2009 under the Outside Director Deferral Plan: Ms. Creel, $8,637; Mr. Davidson, $6,948; Mr. DeLoach, $23,264; Mr. Griffith, $2,129; Mr. Holland, $5,019; Mr. Olesen, $14,562; Mr. Rankin, $9,293; and Mr. Young, $26,885. In addition, directors received certain perquisites including long distance telephone service, business travel accident insurance and occasional personal use of company aircraft. The aggregate incremental cost of perquisites to each director was less than $10,000 in 2009.

Annual Retainer and Meeting Fees

During 2009, each of our non-management directors received an annual retainer of $60,000, payable in quarterly installments, except for Ms. Corvi who joined the Board in June 2009 and received a pro-rata amount of the retainer in the amount of $35,000. In addition, each of our non-management directors received $1,500 for each Board and Board Committee meeting attended. The Chairs of the Committee on Governance, the Compensation Committee and the Financial Policy Committee each received an annual $5,000 retainer for serving as the Committee Chair and the Chair of the Audit Review Committee received an annual $10,000 retainer. Chair retainers are paid in quarterly installments.

Outside Director Deferral Plan

Starting in 2005, non-management directors could elect to defer annual retainer and meeting fees under the Outside Director Deferral Plan. The plan permits non-management directors to elect to defer a portion or all of the annual retainer and meeting fees into either a phantom Goodrich share account or a cash account. Amounts deferred into the phantom share account accrue dividend equivalents, and amounts deferred into the cash account accrue interest at the prime rate. The plan provides that amounts deferred into the phantom share account are paid out in shares of Common Stock, and amounts deferred into the cash account are paid out in cash, in each case following termination of service as a director, in either a single lump sum, five annual installments or ten annual installments.

Prior to 2005, non-management directors could elect to defer a portion or all of the annual retainer and meeting fees into a phantom Goodrich share account pursuant to the Directors’ Deferred Compensation Plan. The plan provides that amounts deferred into the account are paid out in shares of Common Stock following termination of service as a director. Dividend equivalents accrue on all phantom shares credited to a director’s account.

Outside Director Phantom Share Plan

In addition to the annual retainer and meeting fees, in 2009, each non-management director, except Ms. Corvi, received an annual grant of phantom shares under the Outside Director Phantom Share Plan equal in value to $90,000. Dividend equivalents accrue on all phantom shares credited to a director’s account. All phantom shares are fully vested on the date of grant. Following termination of service as a director, the cash value of the phantom shares will be paid to each director in either a single lump sum, five annual installments or ten annual installments. The value of each phantom share is determined on the relevant date by the fair market value of Common Stock (as defined in the plan).

Prior to 2005, each non-management director received an annual grant of phantom shares under the Directors’ Phantom Share Plan equal in value to the then-current annual retainer.

Dividend equivalents accrue on all phantom shares credited to a director’s account. All phantom shares under this plan are fully vested. Following termination of service as a director, the cash value of the phantom shares will be paid to each director in twelve monthly installments. The value of each phantom share is determined on the relevant date by the fair market value of Common Stock (as defined in the plan).

Directors’ Retirement Income Plan

Mr. Rankin participates in our 1982 Directors’ Retirement Income Plan, which was terminated in 1995. The plan provided that, upon retirement from the Board of Directors after reaching the age of 55 with at least ten years of service as a director, a non-management director would be entitled to receive an annual amount equal to the annual retainer in effect at retirement. A retiring director who had reached age 55 and served for at least five but less than ten years would be entitled to a reduced amount equal to 50% of the annual retainer in effect at retirement, plus 10% of such annual retainer for each additional year of service (rounded to the nearest whole year) up to ten. Under the transition provisions of the plan, upon his retirement Mr. Rankin will be entitled to receive an annual amount under the plan equal to 70% of the annual retainer in effect at retirement.

Other

Non-management directors are reimbursed for actual expenses incurred in the performance of their services as directors, including continuing education programs and seminars and, in most instances, provided with travel via company-provided private aircraft to Board of Directors and committee meetings. During 2009, we also provided each non-management director with long-distance telephone service for business and personal use and with $250,000 in business travel accident insurance coverage.

Indemnification; Insurance

We indemnify our directors and officers to the fullest extent permitted by the New York Business Corporation Law. This is required under our By-Laws, and we have also signed agreements with each of our directors and some of our officers contractually obligating us to provide this indemnification to them.

As authorized by the New York Business Corporation Law and our By-Laws, we have purchased insurance providing indemnification for Goodrich and its subsidiaries as well as their directors and officers. The insurance is part of a package that includes employment practices, fiduciary and crime insurance coverage.

AUDIT REVIEW COMMITTEE REPORT

The Audit Review Committee is appointed annually by the Board of Directors to assist it in its oversight function by monitoring the integrity of Goodrich’s consolidated financial statements, the qualifications and independence of the independent registered public accounting firm, the performance of the internal audit function and independent registered public accounting firm and compliance with legal and regulatory requirements. The Audit Review Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace the independent registered public accounting firm.

Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles and for the report on internal control over financial reporting. The independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. In addition, that firm is responsible for attesting to the effectiveness of Goodrich’s internal control over financial reporting.

In this context, the Audit Review Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Review Committee that Goodrich’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Review Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The independent registered public accounting firm discussed with the Audit Review Committee the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). The Audit Review Committee also reviewed and discussed with management and the independent registered public accounting firm, management’s report and the independent registered public accounting firm’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

In addition, the Audit Review Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant communications with the Audit Review Committee concerning independence, and discussed with the independent registered public accounting firm its independence from Goodrich and its management. The Audit Review Committee also considered whether the provision of non-audit services to Goodrich is compatible with maintaining the firm’s independence. The Audit Review Committee has concluded that the independent registered public accounting firm is independent from Goodrich and its management.

The Audit Review Committee discussed with Goodrich’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Review Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of Goodrich’s internal controls, and the overall quality of Goodrich’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Review Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in Goodrich’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission. The Audit Review Committee also appointed, subject to shareholder ratification, Goodrich’s independent registered public accounting firm for the year 2010.

The Audit Review Committee

Harris E. DeLoach, Jr., Chair
Carolyn Corvi
John P. Jumper
Douglas E. Olesen
Alfred M. Rankin, Jr.
A. Thomas Young

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the review and discussion referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

James W. Griffith, Chair
Carolyn Corvi
Diane C. Creel
George A. Davidson, Jr.
Lloyd W. Newton
A. Thomas Young

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Summary

During 2009, we experienced growth in sales of large commercial airplane original equipment and defense and space products and services. This growth was more than offset by continued weakness in demand for regional, business and general aviation original equipment and commercial aftermarket products and services. Overall, our revenues declined approximately 5% and our net income declined from $681 million to $597 million. Despite the lowered sales and a significant increase in pension expense, we were able to maintain strong operating income margins due to our continued focus on cost control and operational excellence. As discussed below, we achieved above target results on one of our annual incentive compensation metrics, Free Cash Flow, and below target results for the other financial metric, Earnings Before Interest and Taxes. This resulted in achievement of 112% of target for the portion of the annual incentive compensation tied to financial performance. Due to our strong return on invested capital and our total shareholder return of 77% during the year, our executives received performance unit payouts very near maximum levels for the period covering 2007-2009. We continue to believe that our underlying executive compensation programs remain appropriate and effective in motivating and rewarding the behaviors that create long-term shareholder value. Our annual incentive plan financial metrics of Earnings Before Interest and Taxes and Free Cash Flow are the fundamental measurements of the strength of the Company and, when strong performance is sustained, will create shareholder value. Our long-term incentive program provides equity ownership opportunities to our executives and managers. We use a two-year average stock price for determining the amount of shares and/or units granted for non-qualified stock options, restricted stock units and performance units. This approach avoids significant changes in grant size when the stock price is volatile. We believe this approach prudently manages the size of management equity grants and continues to provide alignment with shareholders. As a result, we did not make any changes to the design of our executive incentive compensation programs for 2009. Recognizing the uncertainty of the economic environment in 2009, management recommended, and the Compensation Committee approved, that there be no increase in annual salary for the named executive officers for 2009, except for the Chief Financial Officer because his annual salary was below the market median for the position. In addition, beginning in 2010 the Company is eliminating executive perquisites, with certain limited exceptions. Each of these programs and our overall approach to executive compensation is described on the following pages.

Executive Compensation Philosophy

We have designed our compensation programs to help us recruit and retain the executive talent required to successfully manage our business. We have designed the programs to motivate employees to achieve business objectives and maximize their long-term commitment to our success by providing compensation elements that align the interests of executives with enhancing shareholder value and achieving our long-term strategies.

The Role of Risk and Risk Mitigation

We believe our executive compensation program appropriately balances risk with maximizing long-term shareholder value. By targeting long-term incentive compensation at 50-60% of our named executive officers’ total compensation package, the Compensation Committee believes that we are encouraging strategies that correlate with the long-term interests of the Company. In addition, only about 20-25% of total compensation is fixed for the named executive officers while the remaining total compensation is tied to performance, consistent with the Company’s pay-for-performance philosophy. Further, the Committee has selected the financial metrics of Earnings Before Interest and Taxes and Free Cash Flow which are not easily manipulated by short-term risk taking. We have also maintained stock ownership guidelines for over ten years for our named executive officers that not only align their interests with shareholders, but also discourage behavior that is focused only on the short-term. Based on these factors, the Committee believes, with the concurrence of its independent compensation consultant, that our executive compensation program does not encourage our management to take unreasonable risks relating to our business.

The Committee also monitors our executive compensation program for potential risk mitigation. For 2010, the Committee has revised the agreement for recipients of stock options and restricted stock units to allow the Committee to clawback certain awards in the case of, among other things, acts of fraud, theft, misappropriation of funds, dishonesty, bad faith or disloyalty. In addition, all of the components of our long-term incentive program contain vesting periods ranging from one to five years.

Compensation Committee

The Compensation Committee of the Board of Directors is responsible for establishing the overall philosophy and objectives, financial metrics and oversight for our executive compensation programs. The Committee presently consists of six independent directors who are responsible for reviewing our compensation, benefits and share-based programs and recommending changes to the full Board of Directors. The Committee meets regularly, but at least three times annually, and engages the services of an independent compensation consultant to assist with its deliberations. The Board of Directors has established a Compensation Committee Charter to govern and guide the Committee. The Committee reviews and assesses the Charter annually and recommends any changes to the Board of Directors.

Pay Mix of Named Executive Officers

The Committee’s philosophy is to develop short-term and long-term incentive programs that reward financial performance that creates value for our shareholders. Our executive compensation programs are designed to strike an appropriate balance between our short-term and long-term goals and objectives. To that end, the Committee considers the achievement of the long-term goals of the Company to be a priority for increasing shareholder value and targets long-term incentive compensation to be approximately 50% of the total direct compensation of the executive officers. This focuses management on the appropriate long-term initiatives to increase shareholder value. In addition, short-term (annual) incentive compensation is intended to be approximately 25% of the total direct compensation of the executive officers, with annual salary making up the remainder. The Committee believes that this pay mix remains appropriate to create long-term shareholder value, even with recent economic developments.

The Chief Executive Officer’s long-term incentive compensation, based on target levels, is approximately 60% of his total direct compensation, and his annual incentive compensation is approximately 20% of his total direct compensation. The remainder of his total direct compensation, approximately 20%, is annual salary. For the other named executive officers, based on target levels, their long-term incentive compensation is approximately 50% of their total direct compensation and their annual incentive compensation is approximately 25% of their total direct compensation. The remainder of the other executives’ total direct compensation, approximately 25%, is annual salary. Below is a bar chart showing the components of the total direct compensation for the named executive officers based on target levels.

Financial Goals and Performance Metrics

As the Committee collaborates with the Board of Directors and senior management to evaluate our financial performance, it reviews and identifies those areas where financial performance can be improved. Measures of this financial performance improvement include revenue growth, net income, earnings per share, earnings before interest and taxes, cash flow or its individual components, return on equity, return on invested capital or any other financial metric that will enhance shareholder value when achieved or exceeded. In addition to enhancing shareholder value, the executive compensation programs also are intended to provide retention value to the Company and to provide a competitive compensation package for attracting executive talent.

Each year, the Committee reviews our annual and long-term (5 years) business plans. Using this review, the Committee identifies those financial goals that are critical for achievement of our business plans. The Committee also annually reviews the components of other aerospace and manufacturing companies’ executive compensation programs. This external review helps the Committee identify issues and trends in executive compensation. Based on this review, the Committee determined not to make any changes to the executive compensation program in 2009.

Use of Compensation Consultants and Benchmarking Data

Pearl Meyer & Partners currently serves as the Committee’s independent compensation consultant. In addition to providing advice on various executive compensation issues that arise, Pearl Meyer & Partners provides executive compensation market data to the Committee and conducts reviews of the proxy statements of peer companies to evaluate current practices and trends within the aerospace industry. Other than serving as independent compensation consultant to the Committee and providing advice to the Committee on Governance on director compensation issues, Pearl Meyer & Partners provided no other services to the Board, its committees or to the Company since it has been engaged by the Company.

The Committee has established a group of aerospace peer companies (32 companies) which is used for both comparison of total shareholder return and executive compensation levels and practices (referred to as the Primary Peer Group). The Committee also established a subset of the Primary Peer Group (21 companies) for analysis of executive compensation levels and practices (referred to as the Secondary Peer Group). The Secondary Peer Group companies are selected based on their aerospace products, revenue size and comparability to our markets and customers. The Committee believes that the Secondary Peer Group consists of companies that compete with us for executive talent while the Primary Peer Group consists of a broader set of companies that the Committee believes we compete with for outside investment. The companies listed below are our current Primary Peer Group.

AAR Corp.	General Dynamics Corporation*	Precision Castparts Corp.*
Alcoa Inc.	General Electric Company	Raytheon Company*
Alliant Techsystems Inc.*	Hexcel Corporation*	Rockwell Collins Inc.*
B/E Aerospace, Inc.	Heico Corporation	Rolls-Royce Group plc
The Boeing Company*	Honeywell International Inc.*	Spirit Aerosystems Inc.*
Bombardier Inc.	ITT Corporation*	Teledyne Technologies, Inc.*
Crane Co.*	L-3 Communications Holdings, Inc.*	Textron Inc.*
Curtiss-Wright Corporation	Lockheed Martin Corporation*	Triumph Group, Inc.*
EADS N.V.	Moog Inc.*	United Technologies Corporation*
Embraer	Northrop Grumman Corporation*	Woodward Governor Company*
Garmin Ltd.	Parker-Hannifin Corporation*

*	Companies in our Secondary Peer Group

In addition to consideration of the data from the Secondary Peer Group, the Committee and Pearl Meyer & Partners also consider data provided by the Company with respect to survey data published by Towers Watson, Mercer and Hewitt. The Committee evaluates the Secondary Peer Group data as well as survey data trends (with equal weighting on the Secondary Peer Group data and survey data, where such data is available, and collectively referred to as “market data” herein) to develop targets, as discussed herein, for each element of compensation for each position. The companies participating in these surveys are not material to the Committee’s ultimate decision.

We use the market data to benchmark several factors considered in the pay setting process. Annually, including 2009, each element of the executive compensation structure (salary range, target incentive award opportunities, and executive benefits and perquisites) and, therefore, target total direct compensation was set to be within a competitive range to the median of the market data. The determination of an individual executive’s pay will vary based on his or her competencies, skills, experience and performance, as well as internal alignment and pay relationships. In 2009, on average, each named executive officer’s salary and target annual and long-term incentive award opportunities were within the competitive range of median compensation opportunities offered by the market data.

Components of Executive Compensation

The components of our 2009 executive compensation program are: annual salary; annual incentive compensation; long-term incentive compensation; and benefits and perquisites. Long-term incentive compensation currently consists of grants of restricted stock units, non-qualified stock options and performance units. Each of these components is discussed separately below.

Annual Salary

The Committee views annual salary as the foundation for our executive compensation programs. In establishing salary levels, the Committee considers annual salary as a basic and necessary component of executive compensation. While focusing on executive performance, the payment of annual salary is not directly tied to achievement of certain pre-established financial goals. As discussed above, annual salary is targeted to be approximately 20-25% of the total direct executive compensation package for the named executive officers. The Committee considers financial performance when evaluating future salary adjustments as well as the continued employment of the named executive officers.

In addition, annual salary is intended to ensure that our compensation practices are competitive within the aerospace industry and with major industrial companies (using the market data). To help assess the annual salary of our executive officers, each year the Committee and its independent advisor (currently Pearl Meyer & Partners) review market data for each executive officer, including the named executive officers. The Committee evaluates the market data to develop a target annual salary for each executive position. The Committee believes that the target salary for each of our executive positions should be at the median base salary of similar positions at comparable aerospace and industrial companies. Consistent with our Secondary Peer Group companies, our Chief Executive Officer’s annual salary is greater than the salary of the other named executive officers because he has responsibility for the performance of the entire Company while the other named executive officers have responsibility for a business segment or a corporate function. The role requires a different level of knowledge, experience and capability to achieve complex results across the entire Company. While the median is the target, other factors such as experience, time in position, complexity of functions and operations and past performance also are considered. The Committee believes that salaries for executives with significant experience and strong past performance should not generally exceed the 75th percentile of the comparable position within the market data. The Committee recommends to the Board of Directors the annual salary for the Chairman and Chief Executive Officer and establishes the annual salary for certain other executive officers, including the named executive officers. Based on its consideration as well as recommendations from the Chief Executive Officer, the Committee uses its judgment to determine the appropriate salary level for each executive officer. The Chief Executive Officer provides written feedback to the Committee on the performance of the executive officers, including his own. Recognizing the uncertainty of the economic environment in 2009, management recommended, and the Compensation Committee approved, that there be no increase in annual salary for the named executive officers for 2009, except for the Chief Financial Officer because his annual salary was below the market median for the position. For 2009, the salaries for our named executive officers ranged from about 2% below the 50th percentile to about 9% above the 50th percentile of the market data.

Annual Incentive Compensation

Our annual incentive compensation is an annual cash bonus paid based on the achievement of certain financial, individual and team performance goals. In addition to rewarding performance, our annual incentive compensation is intended to motivate and retain qualified individuals who have the opportunity to influence our results and enhance shareholder value. The philosophy is to provide competitive awards when financial objectives are achieved and provide reduced or no awards when the objectives are not achieved.

An individual’s annual incentive compensation target under our Management Incentive Plan is expressed as a percentage of salary, with the percentages of salary increasing with the level of the job. For 2009, the target bonus for our Chief Executive Officer was 110% of his annual salary. For the other named executive officers in 2009, the target bonus was 75% of their annual salary. Consistent with our Secondary Peer Group companies, our Chief Executive Officer’s target bonus is greater than the target bonus of the other named executive officers because he has responsibility for the performance of the entire Company while the other named executive officers have responsibility for a business segment or a corporate function. Annual incentive payments can range from 0% to 200% of target, based on the level of performance against the financial and individual and team objectives. This percentage range is based on the analysis of the market data to ensure that our annual incentive compensation remains competitive. The payout percentages are based on the achievement of the financial and personal and team performance metrics established at the beginning of the year.

Each year, the Committee evaluates our business and strategic plan to determine which financial metrics are critical to achieving this plan. Based on discussions with our management, the Committee identifies those financial metrics, typically limited to two or three. At the beginning of 2009, the Committee determined that Earnings Before Interest and Taxes as well as conversion of earnings into Free Cash Flow were critical goals to achieving our strategic plan because of the challenging environment of the aerospace industry and the continuing growth of the defense business. We have used these metrics for the past six years. For 2009, the weightings of Earnings Before Interest and Taxes as well as Free Cash Flow were equal at 42.5% each for the Chief Executive Officer and 40% each for the other named executive officers. The remaining 15% weighting for the Chief Executive Officer and 20% weighting for the other named executive officers is based on individual and team goals that were identified at the beginning of each year. The Chief Executive Officer’s higher weighting for the Company’s financial metrics, as compared to the other named executive officers, reflects his responsibility for the Company’s overall financial and operational results.

The Committee has reviewed these financial metrics for 2010 in light of recent economic developments, including the impact of the recession, and has determined that they remain appropriate. The Committee believes that these two financial metrics remain critical to creating long-term shareholder value and positioning the Company for the future.

The Committee sets the target performance for these financial metrics as well as the threshold and maximum levels at the beginning of each year. The Committee generally establishes the incentive plan targets at the business plan, or budget, for the coming year. This decision is based on the level of difficulty in achieving the business plan as well as identifying the risks associated with the plan. The threshold and maximum levels are then established. The threshold is determined based on the Committee’s judgment of acceptable financial performance and, for 2009, was set at 80% of target. The maximum is determined based on superior financial performance which, for 2009, was set at 120% of target for Earnings Before Interest and Taxes and at 130% of target for Free Cash Flow. Annual incentive compensation is paid only if threshold performance is achieved on at least one financial metric. The Committee then reviews financial performance throughout the fiscal year and identifies any areas where further consideration and discussion are warranted. The decision to exercise any discretionary adjustments regarding special items is reserved for year-end after the Committee reviews overall performance. The actual target financial performance levels and the threshold and maximums for the financial metrics for 2009 are set forth below.

Chief Executive Officer

	Performance Levels
Financial Metric	Percentage	Threshold	Target	Maximum

Earnings Before Interest and Taxes	42.5%	$796.8	$996.0	$1,195.2
Free Cash Flow*	42.5%	$369.6	$462.1	$600.7
Team and Individual Goals	15.0%	—	—	—

Other Named Executive Officers

	Performance Levels
Financial Metric	Percentage	Threshold	Target	Maximum

Earnings Before Interest and Taxes	40%	$796.8	$996.0	$1,195.2
Free Cash Flow*	40%	$369.6	$462.1	$600.7
Team and Individual Goals	20%	—	—	—

*	Free Cash Flow is defined as net cash provided by operating activities minus capital expenditures.

At its February meeting, the Committee reviews our final financial results for the year and determines whether any special consideration, positive or negative, should be exercised. The Committee has the discretion to make adjustments for significant and unusual special items such as restructuring costs, accelerated settlement of debt obligations, prior year tax settlements and acquisitions and divestures. After adjustments by the Committee, 2009 Earnings Before Interest and Taxes was $908.9 million and Free Cash Flow was $554.9 million, resulting in achievement of 112% of target.

In addition to the financial objectives used to determine the annual incentive plan payout, each participant is evaluated on the achievement of individual and team goals. These goals are typically non-financial such as execution of strategic initiatives, talent management and continuous improvement. The respective individual and team goals for the named executive officers are discussed, reviewed and approved by the Committee at the beginning of each year. The Chief Executive Officer provides written feedback to the Committee on the achievement of individual and team goals by each named executive officer, including himself.

Mr. Larsen’s 2009 annual incentive bonus was $1,492,812 and was based substantially (approximately 85%) on Goodrich’s 2009 financial performance. In addition, Mr. Larsen was recognized for the following:

•	protected good margin performance in a challenging business environment and in the face of significantly increased pension costs;

•	successfully completed two targeted, defense-related acquisitions;

•	focused on growing our defense and military revenues to offset declines in commercial and aftermarket revenues;

•	continued to strengthen our talent;

•	continued execution of our global manufacturing strategy; and

•	continued the successful implementation of our SAP Enterprise Resource Planning system in several key sites during 2009.

Mr. Kuechle’s 2009 annual incentive bonus was $473,596. Mr. Linnert’s 2009 annual incentive bonus was $473,596. Mr. Carmola’s 2009 annual incentive bonus was $482,119. Ms. Egnotovich’s 2009 annual incentive bonus was $482,119. Their 2009 annual incentive bonuses were based substantially (approximately 80%) on Goodrich’s 2009 financial performance which is discussed above. In addition, each of the four was recognized as follows:

Mr. Kuechle:

•	achieved 87% free cash flow conversion of 2009 net income;

•	successfully completed two targeted, defense-related acquisitions;

•	maintained full compliance with Sarbanes-Oxley requirements;

•	provided leadership on cash flow and liquidity initiatives, including two successful debt offerings on favorable terms; and

•	continued the successful implementation of our SAP Enterprise Resource Planning system in several key sites during 2009.

Mr. Linnert:

•	successfully completed two targeted, defense-related acquisitions;

•	managed the successful settlement of ongoing litigation;

•	continued to drive business conduct and ethics mandates through ongoing education and training of all employees; and

•	maintained full compliance with Sarbanes-Oxley requirements.

Mr. Carmola:

•	achieved significant cost savings and capital expenditure reductions in 2009;

•	continued to support and execute our global manufacturing strategy;

•	continued to improve quality and on-time delivery in 2009 and protected segment margins in a very challenging environment; and

•	successfully optimized SAP Enterprise Resource Planning system at two key business units.

Ms. Egnotovich:

•	achieved significant cost savings and capital expenditure reductions in 2009;

•	continued to support and execute our global manufacturing strategy;

•	maintained strong Nacelle and Interior Systems segment margins and reduced manufacturing and overhead costs in 2009; and

•	defined and implemented strategies designed to protect and grow aftermarket business in the Nacelle and Interior Systems segment.

For 2009, the Committee adjusted the financial metric targets and final performance results to reflect the Cloud Cap Technology and Atlantic Inertial Systems acquisitions. In addition, the Committee excluded from the free cash flow metric pension contributions of $50 million made during late 2009 that were planned to occur in 2010. In addition, the Committee made an adjustment to include a portion of the benefit of the settlement of litigation with an insurer. These adjustments are consistent with past practice. After making these adjustments, the Committee recommended an annual incentive bonus in the amount discussed above to the Board of Directors for Mr. Larsen and awarded the amounts discussed above for the other named executive officers.

Long-term Incentive Compensation

Our long-term incentive compensation awards are made pursuant to the 2001 Equity Compensation Plan, which was initially approved by shareholders in April 2001 and, as amended and restated, subsequently approved by shareholders in April 2005 and April 2008. The Equity Compensation Plan is administered by the Committee and provides for a variety of equity-based incentive compensation awards such as restricted stock units, stock options, and performance units.

Since 2004, the Committee has provided long-term incentive compensation through the use of restricted stock units, stock options and performance units. The Committee considers it to be an appropriate use of equity as part of total compensation since it further aligns the incentives of our management with the interests of shareholders.

For the named executive officers, the mix of long-term incentive awards is weighted 40% restricted stock units, 30% non-qualified stock options and 30% performance unit awards. This approach balances the overall number of shares used each year for equity grants and minimizes the impact of grants on shareholder dilution. This approach also balances the use of restricted stock units, which provide ongoing value, with stock options and performance unit awards, which require stock price growth to create value. Restricted stock units are granted annually if we achieve an adjusted return on invested capital at or above a predetermined level for the previous year.

The Committee considers the recommendation of the Chief Executive Officer in determining the level of awards of long-term incentive compensation to executive officers, other than himself. The Chief Executive Officer makes recommendations based on guidelines established by the Committee and his judgment on the individual’s performance. The Committee has established a set of equity grant guidelines based on its review of competitive practices and the market data. The guidelines are based on salary and level within the Company. The Committee targets the equity grant guidelines at the median of the market data. The Committee also considers its own evaluation of the individuals since the members have an opportunity to observe their performance and have available information on the level of past awards and individual stock ownership of the executive officers which may be considered in the final determination of the awards. The Committee ultimately decides the level of long-term compensation granted to each named executive officer, except for Mr. Larsen. The Committee makes a recommendation to the Board of Directors for the level of long-term compensation for Mr. Larsen.

We use the average of the high and low share price on a grant date for the exercise price of stock options and as the fair market value for our restricted stock units. We believe this approach is a more appropriate method of determining fair market value than using the closing price, which could be impacted more by external or market events late on a grant date. The Committee has used this approach since 2002.

Restricted Stock Units

The Committee views the annual grants of restricted stock units as the foundation for the long-term incentive award program. Restricted stock units provide management with an underlying value in our stock. In order to qualify the restricted stock unit awards as performance-based compensation under Section 162(m) of the Code, the Committee has imposed a performance measure of an 8% annual return on invested capital, which must be met before grants are approved for executive employees. The Committee considers return on invested capital as an effective measure of our ability to manage our capital. Restricted stock units generally, once granted, vest at the rate of 50% on the third anniversary, 25% on the fourth anniversary and the balance on the fifth anniversary of the date of grant to assist in employee retention. Distribution of stock is generally made upon vesting. The Committee believes that this vesting schedule provides the appropriate balance between short-term and long-term incentives as well as providing retention value to the Company.

In the event a participant becomes retirement eligible, the participant will be deemed vested in the restricted stock units as of the date the participant first becomes retirement eligible. Distribution of stock will be as follows: 50% on the third anniversary, 25% on the fourth anniversary and the balance on the fifth anniversary of the date of grant. If a retirement eligible participant terminates employment prior to the complete distribution and is a “specified employee” as defined in Section 409A of the Code (generally, one of the top 50 paid officers) of the Company, the distribution will be made six months after termination of employment. Otherwise, the remaining stock will be distributed to the participant within 90 days of termination.

If a participant’s employment terminates prior to vesting for any reason other than death, disability or retirement, the unvested restricted stock units are forfeited. A participant who dies or becomes disabled is immediately vested in each restricted stock unit award.

For the 2009 grant, the following provisions applied to the restricted stock unit award agreements to promote retention and support our executive succession plans:

•	If during the grant year an early retirement eligible participant (age 55 with five years of service) terminates employment, the participant’s award of restricted stock units will be prorated based on the participant’s length of service during the grant year.

•	If an early retirement eligible participant terminates employment and the participant (a) is a named executive officer or an officer who reports directly to the chief executive officer and (b) becomes employed by a competitor of the Company during the six-month period following termination of employment, the Committee may cancel any restricted stock units that have not been distributed to the participant.

As the Company pays dividends, dividend equivalents are paid to each participant who holds restricted stock units. For the 2009 grants, the Committee continued its practice of using a two-year average price for our Common Stock to determine the number of units granted. This approach effectively manages the size of grants and prevents stock price volatility from significantly impacting shares utilized for management grants. For 2009, return on invested capital exceeded the 8% annual return threshold, which the Committee took into account in issuing the 2010 grants of restricted stock units. In 2009, Mr. Linnert and several other executives received special Restricted Stock Unit grants in recognition of the work they did in completing the joint venture with Rolls-Royce plc. Mr. Linnert received a grant of 5,000 restricted stock units.

Stock Options

The Committee views non-qualified stock option grants as a critical and direct link between management and shareholders. All value earned through stock options is dependent upon an increase in the value of our stock price. The 2001 Equity Compensation Plan provides that stock options may not be granted at less than 100% of fair market value on the grant date and that options may not be repriced.

Each year, the Committee approves annual option grants at its December meeting, except with respect to the Chief Executive Officer whose annual grant is approved by the Board of Directors at its December meeting. Senior management recommends to the Committee the potential recipients and the number of options for the annual stock option grant with the Committee reviewing and approving the final grants. The grant price is the fair market value on the grant date, which is defined as the average of the high and low share price on that date. In order to ensure that our annual stock option grants are not subject to market timing, the Committee has historically approved annual stock option grants at its December meeting with a grant date of the first trading day of the following year.

Stock options generally are granted with a three-year graded vesting schedule, vesting one-third each year, and for a term of ten years. The Committee believes that this vesting schedule adequately balances short-term and long-term goals as well as providing retention value to the Company. If a participant dies, becomes disabled or retires on or after age 65, unvested stock options are immediately vested. If a participant retires early (age 55 with five years of service), the shares continue to vest on the original schedule. However, if the participant (a) is a named executive officer or an officer who reports directly to the Chief Executive Officer of the Company and (b) becomes employed by a competitor of the Company during the six-month period following the participant’s termination of employment, the Committee may cancel the unvested options granted to the participant. If a person leaves the Company for reasons other than for death, disability or retirement, the unvested stock options are forfeited and any vested options must be exercised within 90 days.

In 2009, the Committee approved amendments to outstanding and future stock option award agreements so that, in the case of early retirement, the exercise period for outstanding options that vest after retirement is the shorter of five years from the date of vesting or the remaining term of the option. The Committee approved these amendments to accurately reflect the Committee’s intention and to take into account the volatility of the Company’s stock price.

Performance Units

The Committee views performance units as an opportunity to reward senior management for both stock price growth and achievement of financial performance goals. The Committee makes awards every year, based on overlapping three-year performance cycles. The Committee has determined that a three-year cycle is an appropriate balance of short-term and long-term results and represents a realistic performance horizon. At the beginning of each three-year cycle, the Committee establishes the financial metrics. The financial metrics for the performance unit plan have been consistent for the past six award cycles, including 2009. The financial metrics, listed below, are relative total shareholder return, which measures our stock performance against our Primary Peer Group, and return on invested capital, which was discussed earlier. The award of performance units is limited to our senior management, currently consisting of 48 individuals who have significant responsibilities for managing individual business units or have significant influence on our overall results.

	2007-2009 Cycle Performance Levels
Financial Metric	Percentage	Threshold	Target	Maximum

Return on Invested Capital(1)	50%	12.9%	14%	14.9%
Relative Total Shareholder Return(2)	50%	25th	50th	75th

(1)	Return on Invested Capital is defined as Earnings Before Interest and Taxes after tax excluding special items divided by average invested capital.

(2)	Relative Total Shareholder Return (RTSR) is defined as our stock performance over the performance period, including reinvested dividends, as compared to the RTSR of the Primary Peer Group of companies.

Awards are credited as phantom performance shares in a book account for each participant. Each phantom performance share is equivalent to one share of our Common Stock. Throughout the performance period, dividend equivalents are credited to each participant’s phantom shares. Under the award terms, participants are entitled to a payout at the end of each plan cycle only if the threshold performance standard is met. The number of phantom performance shares to be used in the calculation of the payout will range from 0% to 200% of the total phantom performance share account (including shares credited through dividend equivalents), based on the level of performance against the above financial objectives. At the end of the performance period, the participant will receive a cash payment based on the number of phantom shares at the end of the period, the then current price of our Common Stock and the level of achievement of each performance measure. For the 2007-2009 performance cycle, the payout was 198.9% of target award grants. This payout was, in part, based upon the excellent return on invested capital over the three-year performance cycle, which was at the maximum level. In addition, the relative total shareholder return is measured at the end of each year during the three-year period. Accordingly, the increase in the Company’s stock price in 2009 improved the payout for this cycle through an increased RTSR and higher stock price at year end which resulted in a near maximum payout. As discussed above under the Restricted Stock Units section, the Committee utilizes a two-year average stock price to determine grant size.

Benefit and Perquisite Programs

Our executive officers, including all of the named executive officers, are eligible to participate in a number of broad-based benefit programs, including health, disability and life insurance programs, an employee stock purchase plan, qualified 401(k) and pension plans and a severance plan. Our executive officers may also participate in other benefit programs including non-qualified deferred compensation and pension plans, a supplemental executive retirement plan, and a management continuity agreement that takes effect upon a change-in-control. In 2009, the perquisites offered to executive officers included an automobile allowance, automobile and umbrella liability insurance, financial counseling and tax preparation, club memberships, annual physical examinations for the executive and spouse, long-distance telephone service for the executive and family and, in certain limited cases, home security systems. In 2009, executives received a tax gross-up equal to 100% of the amounts paid by us on behalf of the executive with respect to the automobile allowance, automobile and umbrella liability insurance, financial counseling and tax preparation, and club initiation fees.

Effective January 1, 2010, the Company has eliminated the executive perquisites for the CEO and all direct reports to the CEO, with the exception of financial counseling and tax preparation and executive physicals. The Company believes that this is the appropriate approach to executive compensation and believes that the remaining perquisites serve the interests of the Company and its shareholders by ensuring the financial and physical well-being of our executives. In addition to the elimination of most of the executive perquisites, the Company has eliminated all tax gross-ups effective January 1, 2010. Because coverage was already in place, the Company has paid the cost of Umbrella Liability Insurance Coverage for the named executive officers and they will reimburse the company for the full cost of this coverage. In order to maintain a competitive total compensation package for our named executive officers, the Committee decided to increase the target bonus opportunity by 5%-10% of his or her annual salary, starting in 2010. This approach shifts economic value from non-performance-based items (i.e., certain perquisites) to performance-based pay which would require achievement of certain performance levels before this compensation can be earned.

Stock Ownership Guidelines

The Committee uses stock ownership guidelines to align the interests of our senior management team with those of the shareholders. We believe that senior managers (including the named executive officers) should maintain a significant equity interest in the Company through ownership of stock that they acquire either with their own funds or through certain awards described herein. The Committee has determined that stock ownership creates direct economic alignment with shareholders and motivates our senior management team to enhance shareholder value. The definition of stock owned includes the following:

•	Shares owned in the Goodrich Corporation Employees’ Savings Plan

•	Restricted Stock Units (after-tax value using 35% tax rate)

•	Shares owned/subscribed to in the Goodrich Corporation Employee Stock Purchase Plan

•	Shares held individually or jointly, or in a revocable trust by spouse

•	Restricted Stock Shares (after-tax value using 35% tax rate)

•	Deferred Performance Shares (after-tax value using 35% tax rate)

We have historically required our senior managers to own a multiple of their salary in our stock. In 2006, the Committee requested that management review the ownership guidelines for comparability with those of our peers. In addition to input from Pearl Meyer & Partners, we benchmarked our Secondary Peer Group to analyze their practices related to stock ownership guidelines. The Committee reviewed and changed our guidelines in 2006 to establish a five-level, fixed share ownership guideline structure. Based on the trends found in our Secondary Peer Group, we increased our guidelines. These guidelines represent approximately 5 times salary for the Chief Executive Officer and 3.5 times salary for the other named executive officers.

Executive Position	Ownership Guideline

Chairman and Chief Executive Officer	120,000 Shares
Executive VP	35,000 Shares
Senior VP	30,000 Shares
General Manager	14,000/7,000 Shares
Corporate VP	14,000/7,000 Shares

Our policy is that members of our senior management team meet the ownership guidelines within five years of the first equity grant to the individual. All of the named executive officers have satisfied the stock ownership requirements. Senior managers who have been promoted will have the longer of three years from the date of their promotion or the remaining five years from their first equity grant to satisfy the ownership guidelines. Those who have not satisfied their ownership guidelines will be required to retain the after-tax value of any vested restricted stock or restricted stock unit grants until the guidelines are satisfied.

Tax Deductibility of Compensation

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Company’s Chief Executive Officer and the four next highly compensated executive officers whose compensation is required to be reported in the Summary Compensation Table of the Proxy Statement. Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is “performance based” as defined in Section 162(m). The Committee believes that it is generally in our interest to structure compensation to come within the deductibility limits set in Section 162(m) of the Code. The Committee also believes, however, that it must maintain the flexibility to take actions which it deems to be in the best interests of the Company but which may not qualify for tax deductibility under Section 162(m). In 2009, substantially all of the annual incentive compensation earned by the named executive officers satisfied Section 162(m).

Summary Compensation Table

On the following pages are tables showing various components of executive compensation, benefits and stock awards for the named executive officers. The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2009. We have not entered into employment agreements with any of the named executive officers, other than the management continuity agreements described starting on page 44 of this Proxy Statement.

The named executive officers were not entitled to receive payments which would be characterized as “bonus” payments under column (d) of the Summary Compensation Table for the fiscal year ended December 31, 2009. Amounts listed under column (g), “Non-Equity Incentive Plan Compensation,” were determined by the Compensation Committee at its February 15, 2010 meeting.

						Change in
						Pension
						Value and
						Non-qualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
	Year	Salary	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position(a)	(b)	($)(c)(1)	($)(e)(2)	($)(f)(3)	($)(g)(4)	($)(h)(5)	($)(i)(6)	($)(j)

Larsen, Marshall	2009	1,100,000	2,251,200	1,015,350	1,492,812	2,614,630	229,171	8,703,163
Chairman, President and	2008	1,100,000	4,086,560	2,241,750	2,173,616	2,773,486	193,550	12,568,962
Chief Executive Officer	2007	1,030,000	2,068,328	2,575,484	1,782,415	2,093,256	199,678	9,749,161
Kuechle, Scott	2009	500,000	603,305	251,420	473,596	853,868	104,719	2,786,908
Executive Vice President,	2008	460,000	986,708	533,750	603,994	449,205	99,682	3,133,339
Chief Financial Officer	2007	420,000	467,858	765,183	422,311	232,258	112,283	2,419,893
Linnert, Terrence	2009	500,000	816,008	261,090	473,596	551,005	104,179	2,705,878
Executive Vice President,	2008	500,000	1,095,133	565,775	656,515	786,233	116,433	3,720,089
Administration and General Counsel	2007	487,000	634,437	827,901	536,818	728,521	688,111	3,902,788
Carmola, John	2009	505,000	643,810	270,760	482,119	730,806	110,293	2,742,788
Vice President and Segment	2008	505,000	1,168,625	597,800	663,081	510,573	91,354	3,536,433
President, Actuation and Landing Systems	2007	485,000	634,437	827,901	540,918	336,351	617,984	3,442,591
Egnotovich, Cynthia(7)	2009	505,000	643,810	270,760	482,119	816,352	68,038	2,786,079
Vice President and Segment President,	2008	505,000	1,168,625	597,800	663,081	563,625	81,330	3,579,461
Nacelles and Interior Systems

The table above shows Stock Award and Option Award values based on the full grant date fair value of the Awards made during the respective fiscal year.

(1)	The amounts shown in this column for 2009 include salary that has been deferred into the Company’s savings restoration plan for each of the named executive officers.

(2)	This number consists of (i) the grant date fair value of the restricted stock units awarded during the covered year and (ii) the grant date fair value of the performance units awarded to the executive during the covered year. Assuming maximum payout under the performance units, the amounts reported above for the restricted stock units and performance units awarded for 2009 would be as follows: Mr. Larsen, $3,274,560; Mr. Kuechle, $880,465; Mr. Linnert, $1,103,827; Mr. Carmola, $942,290; and Ms. Egnotovich, $942,290. See Note 7 to the Company’s Consolidated Financial Statements filed as part of the Form 10-K for the year-ended December 31, 2009 for a discussion of the assumptions made in determining the grant date fair values in this column.

(3)	The grant date fair value of the stock options and 2007 special equity grants have been developed solely for purposes of comparative disclosure in accordance with the rules and regulations of the SEC and is consistent with the assumptions we used for financial reporting. The grant date fair value of the 2007 special equity grants was developed by using a Monte Carlo simulation approach. The grant date fair value of the stock options has been determined by application of the Black-Scholes option-pricing model, based upon the terms of the option grants and our stock price performance history as of the date of the grant. The key assumptions for the 2009 Option Awards were as follows:

2009 Awards

Risk Free Interest Rate	1.8%
Dividend Yield	2.6%
Volatility Factor	33.3%
Wt. Avg. Expected Life	5.6 Years

See Note 7 to the Company’s Consolidated Financial Statements filed as part of the Form 10-K for the year-ended December 31, 2009 for a discussion of the assumptions made in the valuation.

(4)	The amounts shown in this column for 2009 include incentive compensation that has been deferred into the Company’s savings restoration plan for each of the named executive officers.

(5)	The amount shown in Change in Pension Value and Non-qualified Deferred Compensation Earnings consists of the increase in the present value of accrued pension benefits under the plans shown in the Pension Table. None of the named executive officers earned above-market earnings in deferred compensation plans.

The pension value is determined using the same actuarial assumptions as used for the Company’s financial reporting; namely a discount rate of 5.90% and the RP-2000 mortality table, reflecting mortality improvements for 15 years. The change in pension value is calculated as the difference between the December 31, 2008 value and the December 31, 2009 value (as shown in the Pension Table). These values are calculated based on benefits commencing at the earliest age at which benefits are not reduced for early retirement, age 62, or current age, if older.

		Increase
		Due to	Increase
	Increase	Change in	Due to	Increase
	Due to	Final	Decrease in	Due to	Total
	Additional	Average	Discount	Change in	Change in
	Service	Earnings	Period	Assumptions	Value
Name	($)	($)	($)	($)	($)

M. Larsen	(5,448)	1,187,592	1,010,685	421,801	2,614,630
S. Kuechle	113,204	405,151	129,938	205,575	853,868
T. Linnert	11,667	204,581	268,482	66,275	551,005
J. Carmola	202,051	195,967	159,289	173,499	730,806
C. Egnotovich	90,208	282,398	189,308	254,438	816,352

(6)	This number is the sum of one or more of the following items (i) auto allowance, (ii) auto maintenance and liability insurance, (iii) umbrella liability insurance, (iv) financial counseling and tax preparation, (v) tax-gross up on items (i)-(iv), (vi) club membership dues, (vii) annual physicals, (viii) use of Company aircraft for personal travel, (ix) long distance telephone service for executives and family, (x) 401(k) matching contribution by the Company to its defined contribution plan, (xi) matching contributions by the Company to the savings restoration plan, (xii) home security, and (xiii) grant date fair value on the Company’s employee stock purchase plan.

For 2009, the amounts for the named executive officers included:

	Larsen	Kuechle	Linnert	Carmola	Egnotovich

Auto Allowance*	$15,000	$15,000	$15,000	$15,000	$15,000
Auto Maintenance and Liability Insurance*	3,195	6,064	7,360	4,404	3,616
Umbrella Liability Insurance*	1,300	1,300	1,300	1,300	1,300
Financial Counseling and Tax Preparation	15,000	9,000	4,125	12,000	6,000
Tax-Gross Up*	34,495	31,384	27,785	32,704	25,916
Club Membership*	13,432	4,300	11,478	8,748	119
Annual Physicals	1,072	468	262	1,033	0
Airplane Use	39,205	0	1,788	0	0
Long Distance Telephone Service*	62	62	62	62	62
401(k) Match	7,350	7,350	7,350	7,350	7,350
SBRP Match	98,577	25,733	27,345	27,692	7,800
Home Security*	483	0	324	0	0
Employee Stock Purchase Plan	0	4,058	0	0	875

	$229,171	$104,719	$104,179	$110,293	$68,038

*	These items have been eliminated for 2010.

The incremental cost to the Company of personal use of the Company aircraft is calculated based on the actual average variable operating costs to the Company. Variable operating costs include fuel, maintenance, weather-monitoring, on-board catering, landing/ramp fees, and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of hours the Company aircraft flew to derive an average variable cost per hour. This average variable cost per hour is then multiplied by the length of each trip for each non-business traveler. The amount is then divided by an average load factor.

(7)	Compensation is not reported for Ms. Egnotovich for 2007 because she was not a named executive officer for that year.

Grants of Plan-Based Awards

Grants of Plan-Based Awards Table

									All Other	All Other
									Stock	Options			Grant Date
									Awards	Awards	Exercise		Fair
									# of	# of	or Base		Value of
			Estimated Future Payouts Under			Estimated Future Payouts Under			Shares	Securities	Price of	Closing	Stock and
	Grant		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			of Stock	Underlying	option	Market	Option
	Date	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Price on	Awards
Name(a)	(b)	Approved	($)(c)	($)(d)	($)(e)	(#)(f)	(#)(g)	(#)(h)	(#)(i)(3)	(#)(j)(4)	($/Sh)(k)(5)	Grant Date	(l)

Larsen, M.	1/2/09	12/09/08	0	1,210,000	2,420,000	0	24,000	48,000					1,023,360
Larsen, M.	1/2/09	12/09/08							32,000				1,227,840
Larsen, M.	1/2/09	12/09/08								105,000	38.37	39.71	1,015,350
Kuechle, S.	1/2/09	12/09/08	0	375,000	750,000	0	6,500	13,000					227,160
Kuechle, S.	1/2/09	12/09/08							8,500				326,145
Kuechle, S.	1/2/09	12/09/08								26,000	38.37	39.71	251,420
Linnert, T.	1/2/09	12/09/08	0	375,000	750,000	0	6,750	13,500					287,820
Linnert, T.	1/2/09	12/09/08							8,750				335,738
Linnert, T.	1/2/09	12/09/08								27,000	38.37	39.71	261,090
Linnert, T.	2/17/09	2/16/09							5,000				192,450
Carmola, J.	1/2/09	12/09/08	0	378,750	757,500	0	7,000	14,000					298,480
Carmola, J.	1/2/09	12/09/08							9,000				345,330
Carmola, J.	1/2/09	12/09/08								28,000	38.37	39.71	270,760
Egnotovich, C.	1/2/09	12/09/08	0	378,750	757,500	0	7,000	14,000					298,480
Egnotovich, C.	1/2/09	12/09/08							9,000				345,330
Egnotovich, C.	1/2/09	12/09/08								28,000	38.37	39.71	270,760

(1)	For estimated future payments under non-equity incentive plan awards, each participant is assigned threshold and maximum award levels. Threshold award level is the level above which an incentive award will be paid. No incentive award is paid for performance at or below threshold level. Maximum award level is the maximum amount of incentive award that may be paid. A participant’s maximum award level is 200% of such participant’s target incentive amount.

The Committee may use one or more of the following performance measures: operating income; net income; earnings (including earnings before interest, taxes, depreciation and/or amortization); earnings per share; sales; costs; profitability of an identifiable business unit or product; maintenance or improvement of profit margins; cost reduction goals; operating cash flow; free cash flow (operating cash flow less capital expenditures); working capital; improvements in capital structure; debt reduction; credit ratings; return on assets; return on equity; return on invested capital; stock price; total shareholder return; completion of joint ventures, divestitures, acquisitions or other corporate transactions; new business or expansion of customers or clients; strategic plan development and implementation; succession plan development and implementation; customer satisfaction indicators; employee metrics; or other objective individual or team goals.

The performance measures may relate to the Company, on an absolute basis and/or relative to one or more peer group companies or indices, or to a particular participant, subsidiary, division or operating unit, or any combination of the foregoing, determined by the Committee. In addition, the Committee may adjust, modify or amend the above criteria, either in establishing any performance measure or in determining the extent to which any performance measure has been achieved. The Committee has the authority, at the time it establishes the performance measures for the applicable program year, to make equitable adjustments in the criteria in recognition of unusual or non-recurring events, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a business or related to a change in accounting principles, or as the Committee determines to be appropriate to reflect a true measurement of the performance of the Company or any subsidiary, division or operating unit, as applicable, and to otherwise satisfy the objectives of the program. As noted above, the Committee selected earnings before interest and taxes and conversion of earnings into free cash flow for 2009.

(2)	The estimated future payouts under equity incentive plan awards relates to the 2009-2011 performance unit awards made in 2009 pursuant to the 2001 Equity Compensation Plan. Payouts on these awards are to be based on the Company’s relative total shareholder return and return on invested capital over the 2009-2011 performance period. At the end of the performance period, each participant will earn a cash payout only if the threshold performance standard is exceeded. The cash payout will range from 0% to 200% of the value of the total performance unit account (including performance units credited through dividends equivalents), based on the level of performance against the financial metrics. For information on the actual 2009 financial metrics, see page 33 of the Compensation Discussion and Analysis.

(3)	The shares of stock for the named executive officers represent the value as of the grant date of the restricted stock unit awards. Restricted stock units, generally, once granted, vest at the rate of 50% on the third anniversary, 25% on the fourth anniversary and the balance on the fifth anniversary of the date of grant. The vesting of units for retirement eligible participants is described starting on page 31. Dividends or dividend equivalents are paid on all restricted stock units awards.

(4)	All options were granted pursuant to our 2001 Equity Compensation Plan with an exercise price equal to 100% of the fair market value (as defined in the plan) on January 2, 2009, the date of the grant, have a 10-year term and vest in equal installments over a three-year period.

(5)	As required by the 2001 Equity Compensation Plan, under which all of our options were awarded, we used the average of the high and low sales price on the grant date to determine the exercise price for the option awards.

Outstanding Equity Awards at Fiscal Year-End

	Options Awards_							Stock Awards
													Equity
													Incentive
											Equity		Plan
					Equity						Incentive		Awards:
					Incentive						Plan		Market
					Plan						Awards:		or Payout
					Awards:					Market	# of		Value or
	# of		# of		# of			# of		Value of	Unearned		Unearned
	Securities		Securities		Securities			Shares or		Shares or	Shares,		Shares,
	Underlying		Underlying		Underlying			Units of		Units of	Units or Other		Units or Other
	Unexercised		Unexercised		Unexercised	Options	Option	Stock That		Stock That	Rights That		Rights That
	Options (#)		Options (#)		Unearned	Exercise	Expiration	Have Not		Have Not	Have Not		Have Not
	Exercisable		Unexercisable		Options	Price	Date	Vested		Vested	Vested		Vested
Name(a)	(b)		(c)		(#)(d)	($)(e)	(f)	(#)(g)		($)(h)	(#)(i)		($)(j)

Larsen, M.	150,000	(6)				45.87	1/3/2014
Larsen, M.	82,950	(3)				30.53	2/16/2014
Larsen, M.	80,000	(4)				32.43	1/2/2015
Larsen, M.	76,200	(5)				40.405	1/3/2016
Larsen, M.	37,000	(7)				45.87	1/3/2017
Larsen, M.	35,000	(8)				69.865	1/2/2018
Larsen, M.			18,500	(7)		45.87	1/3/2017
Larsen, M.			70,000	(8)		69.865	1/2/2018
Larsen, M.			105,000	(9)		38.37	1/2/2019
Larsen, M.								8,875	(10)	574,923
Larsen, M.								16,900	(11)	1,094,782
Larsen, M.								24,000	(12)	1,554,720
Larsen, M.								32,000	(13)	2,072,960
Larsen, M.								32,000	(14)	2,072,960
Larsen, M.											24,000	(16)	3,109,440
Larsen, M.											24,000	(17)	3,109,440
Kuechle, S.	50,000	(6)				45.87	1/3/2014
Kuechle, S.	7,800	(3)				30.53	2/16/2014
Kuechle, S.	10,000	(4)				32.43	1/2/2015
Kuechle, S.	17,500	(5)				40.405	1/3/2016
Kuechle, S.	8,266	(7)				45.87	1/3/2017
Kuechle, S.	8,333	(8)				69.865	1/2/2018
Kuechle, S.			4,134	(7)		45.87	1/3/2017
Kuechle, S.			16,667	(8)		69.865	1/2/2018
Kuechle, S.			26,000	(9)		38.37	1/2/2019
Kuechle, S.								1,250	(10)	80,975
Kuechle, S.								3,900	(11)	252,642
Kuechle, S.								5,600	(12)	362,768
Kuechle, S.								7,500	(13)	485,850
Kuechle, S.								8,500	(14)	550,630
Kuechle, S.											6,000	(16)	777,360
Kuechle, S.											6,500	(17)	842,140
Linnert, T.	32,535	(1)				25.10	1/1/2012
Linnert, T.	5,330	(2)				18.76	1/2/2013
Linnert, T.	50,000	(6)				45.87	1/3/2014
Linnert, T.	27,750	(3)				30.53	2/16/2014
Linnert, T.	25,000	(4)				32.43	1/2/2015
Linnert, T.	23,000	(5)				40.405	1/3/2016

	Options Awards_							Stock Awards
													Equity
													Incentive
											Equity		Plan
					Equity						Incentive		Awards:
					Incentive						Plan		Market
					Plan						Awards:		or Payout
					Awards:					Market	# of		Value or
	# of		# of		# of			# of		Value of	Unearned		Unearned
	Securities		Securities		Securities			Shares or		Shares or	Shares,		Shares,
	Underlying		Underlying		Underlying			Units of		Units of	Units or Other		Units or Other
	Unexercised		Unexercised		Unexercised	Options	Option	Stock That		Stock That	Rights That		Rights That
	Options (#)		Options (#)		Unearned	Exercise	Expiration	Have Not		Have Not	Have Not		Have Not
	Exercisable		Unexercisable		Options	Price	Date	Vested		Vested	Vested		Vested
Name(a)	(b)		(c)		(#)(d)	($)(e)	(f)	(#)(g)		($)(h)	(#)(i)		($)(j)

Linnert, T.	11,000	(7)				45.87	1/3/2017
Linnert, T.	8,833	(8)				69.865	1/2/2018
Linnert, T.			5,500	(7)		45.87	1/3/2017
Linnert, T.			17,667	(8)		69.865	1/2/2018
Linnert, T.			27,000	(9)		38.37	1/2/2019
Linnert, T.								2,750	(10)	178,145
Linnert, T.								5,000	(11)	323,900
Linnert, T.								7,100	(12)	459,938
Linnert, T.								8,500	(13)	550,630
Linnert, T.								8,750	(14)	566,825
Linnert, T.								5,000	(15)	323,900
Linnert, T.											6,500	(16)	842,140
Linnert,T.											6,750	(17)	874,530
Carmola, J.	50,000	(6)				45.87	1/3/2014
Carmola, J.	22,200	(4)				32.43	1/2/2015
Carmola, J.	23,500	(5)				40.405	1/3/2016
Carmola, J.	11,000	(7)				45.87	1/3/2017
Carmola, J.	9,333	(8)				69.865	1/2/2018
Carmola, J.			5,500	(7)		45.87	1/3/2017
Carmola, J.			18,667	(8)		69.865	1/2/2018
Carmola, J.			28,000	(9)		38.37	1/2/2019
Carmola, J.								2,463	(10)	159,553
Carmola, J.								5,250	(11)	340,095
Carmola, J.								7,100	(12)	459,938
Carmola, J.								9,000	(13)	583,020
Carmola, J.								9,000	(14)	583,020
Carmola, J.											7,000	(16)	906,920
Carmola, J.											7,000	(17)	906,920
Egnotovich, C.	10,669	(2)				18.76	1/2/2013
Egnotovich, C.	50,000	(6)				45.87	1/3/2014
Egnotovich, C.	20,000	(4)				32.43	1/2/2015
Egnotovich, C.	23,500	(5)				40.405	1/3/2016
Egnotovich, C.	11,000	(7)				45.87	1/3/2017
Egnotovich, C.	9,333	(8)				69.865	1/2/2018
Egnotovich, C.			5,500	(7)		45.87	1/3/2017
Egnotovich, C.			18,667	(8)		69.865	1/2/2018
Egnotovich, C.			28,000	(9)		38.37	1/2/2019
Egnotovich, C.								2,225	(10)	144,136
Egnotovich, C.								5,250	(11)	340,095
Egnotovich, C.								7,100	(12)	459,938
Egnotovich, C.								9,000	(13)	583,020
Egnotovich, C.								9,000	(14)	583,020
Egnotovich, C.											7,000	(16)	906,920
Egnotovich, C.											7,000	(17)	906,920

(1)	The vesting date for the 1/2/02 grant is 1/2/02.

(2)	The vesting date for the 1/2/03 grant is 1/2/03.

(3)	The vesting date for the 2/17/04 grant is 2/17/05, 2/17/06, 2/17/07.

(4)	The vesting date for the 1/3/05 grant is 1/3/06, 1/3/07, 1/3/08.

(5)	The vesting date for the 1/3/06 grant is 1/3/07, 1/3/08, 1/3/09.

(6)	The vesting date for the special grant on 1/3/07 was 9/18/07.

(7)	The vesting date for the 1/3/07 grant is 1/3/08, 1/3/09, 1/3/10.

(8)	The vesting date for the 1/2/08 grant is 1/2/09, 1/2/10, 1/2/11.

(9)	The vesting date for the 1/2/09 grant is 1/2/10, 1/2/11, 1/2/12.

(10)	The vesting date for the 1/3/05 grant is 1/3/08, 1/3/09, 1/3/10.

(11)	The vesting date for the 1/3/06 grant is 1/3/09, 1/3/10, 1/3/11.

(12)	The vesting date for the 1/3/07 grant is 1/3/10, 1/3/11, 1/3/12.

(13)	The vesting date for the 1/2/08 grant is 1/2/11, 1/2/12, 1/2/13.

(14)	The vesting date for the 1/2/09 grant is 1/2/12, 1/2/13, 1/2/14.

(15)	The vesting date for the 2/17/09 grant is 2/17/14.

(16)	The vesting date for the 1/3/08 grant is 12/31/10.

(17)	The vesting date for the 1/3/09 grant is 12/31/11.

The fair market value for the amounts listed under column (h) is based on $64.78, which was the average of the high and low sales price on December 31, 2009.

The 2009-2011 and 2010-2012 grants under column (j) are valued based on the next higher performance measure that exceeded the previous fiscal year’s performance multiplied by the fair market value as of December 31, 2009.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting
Name(a)	(#)(b)	($)(c)	(#)(d)	($)(e)

M. Larsen	158,506	5,718,300	34,988	1,370,143
S. Kuechle	—	—	6,025	236,589
T. Linnert	30,831	1,059,629	10,838	424,207
J. Carmola	2,824	61,179	9,932	389,301
C. Egnotovich	13,621	313,094	9,695	379,963

Pension Benefits

Each of the named executive officers participates in three traditional final average pay defined benefit pension plans that are intended to provide competitive retirement benefits: the Goodrich Corporation Employees’ Pension Plan (“pension plan”), the Goodrich Corporation Pension Benefit Restoration Plan (“restoration plan”), and the Goodrich Corporation Supplemental Executive Retirement Plan (“supplemental plan”). The pension plan is a tax-qualified plan that covers primarily all US employees other than most bargaining unit employees; however, the pension plan was closed to new participants effective January 1, 2006. The restoration plan is a non-qualified plan, the purpose of which is to restore benefits that otherwise would be payable under the pension plan if not for Internal Revenue Service limits on compensation and benefits applicable to tax-qualified plans. The combination of the pension and the restoration plans is intended to provide identical benefits as the pension plan, without regard to the limits imposed by the Internal Revenue Service. The supplemental plan is a non-qualified plan that serves to provide additional pension benefits, over and above the pension and restoration plans, to senior management executives, up to certain service limits as described in more detail below.

Present Value of Benefits

The present value of accumulated benefits, as shown in column (d) of the Pension Benefits table below, is calculated using the same assumptions used in determining our pension disclosure, as of December 31, 2009, described in the pension footnote disclosure of our Form 10-K for 2009; namely, a discount rate of 5.90%, and the RP-2000 mortality table, reflecting mortality improvements for 15 years. For the restoration and supplemental plans, the table is adjusted to reflect white collar mortality rates. We have valued each of the benefits based upon the participant’s earliest unreduced retirement age (62), or current age if older than 62, using a current final average earnings and current years of service, even though earlier retirement is available, as described below.

Benefit Formula

All of these plans use a benefit formula, which takes into account years of service and final average earnings, to calculate the amount of benefit payable at normal retirement age (age 65). Final average earnings under each plan is defined as the average annual pay during the highest consecutive 48 months of eligible earnings out of the last 120 months of employment with the Company. Eligible earnings consists of annual salary and annual incentive compensation. For purposes of the pension plan, earnings in excess of the Code Section 401(a)(17) limit and salary reduction agreements made to the Goodrich Corporation Savings Benefit Restoration Plan (the “savings restoration plan”) are excluded from eligible earnings.

Each plan’s benefit formula determines the amount of benefit payable at age 65 under the plan’s normal form of payment, which is a five-year certain and life annuity. Participants may retire and commence payments as early as age 55. Payments are reduced 4% per year the commencement age precedes 62 (e.g., if payments commence at 55, 72% of the accrued benefit is paid; at 60, 92% is paid; at 62 or later, the full, unreduced accrued benefit is paid).

A number of forms of payment, including single life annuity, joint and survivor annuity, and certain and life annuity, are available under the pension plan. Payment amounts are adjusted for form of payment so that each is actuarially equivalent to the plan’s normal form. Both non-qualified plans allow single lump sum payments, in addition to the same annuity forms of payment available under the pension plan. To value benefits in the restoration plan, it is assumed that there is a 50% likelihood that the lump sum, rather than the annuity, will be paid.

Benefits under the pension plan and the restoration plan are determined using the following formula:

1.15% x final average earnings x service + 0.45% x (final average earnings in excess of Covered Compensation) x (the lesser of service or 35), where the Covered Compensation table is published by the Social Security Administration.

For the pension plan, final average earnings is limited to amounts allowed under Section 401(a)(17) of the Code. To calculate the restoration plan benefit, unlimited final average earnings, including employee contributions to the savings restoration plan are used, and the resulting benefit is offset by the benefit payable from the pension plan.

The supplemental plan benefit is determined using the following formula:

1.60% x final average earnings x supplemental plan service, where final average earnings is not limited by Section 401(a)(17) of the Code, and includes employee contributions to the savings restoration plan and supplemental plan service is as shown in the table. Supplemental plan service generally counts all service from the time the named executive officer became part of the senior management team. Supplemental plan service cannot exceed 15 years. Additionally, supplemental plan service is further limited to 35 years minus pension plan service.

The supplemental plan essentially serves to double pension benefits earned by the executive during the period of supplemental plan participation, allowing an executive working less than a full career with the Company to earn benefits similar to a full career employee. The supplemental plan is intended to enhance our ability to attract and retain the leadership that we need to execute our strategic plans. The caps on supplemental plan service will limit the benefit that long service executives can receive.

Because Messrs. Larsen and Linnert are over age 55 with more than five years of service, each is currently eligible for early retirement. If either of them elected early retirement, benefits would be reduced as described above.

PENSION BENEFITS

		Number of
		Years of	Present Value of
		Benefit	Accumulated	Payments
	Plan Name	Service	Benefits	During 2009
Name(a)	(b)	(c)	(d)	(e)

M. Larsen	Employees’ Pension Plan	32.46	$1,232,085	—
	Pension Benefit Restoration Plan	32.46	$15,606,122	—
	Supplemental Executive Retirement Plan	2.54	$1,328,627	—
S. Kuechle	Employees’ Pension Plan	26.42	$507,654	—
	Pension Benefit Restoration Plan	26.42	$1,581,007	—
	Supplemental Executive Retirement Plan	4.39	$361,283	—
T. Linnert	Employees’ Pension Plan	12.16	$463,629	—
	Pension Benefit Restoration Plan	12.16	$1,818,132	—
	Supplemental Executive Retirement Plan	12.16	$2,333,424	—
J. Carmola	Employees’ Pension Plan	13.65	$334,572	—
	Pension Benefit Restoration Plan	13.65	$1,327,349	—
	Supplemental Executive Retirement Plan	9.75	$1,223,909	—
C. Egnotovich	Employees’ Pension Plan	24.00	$559,053	—
	Pension Benefit Restoration Plan	24.00	$2,080,989	—
	Supplemental Executive Retirement Plan	7.71	$870,858	—

Non-qualified Deferred Compensation

All of the named executive officers participate in the savings restoration plan, a non-qualified defined contribution plan designed to let highly compensated and management employees defer compensation in excess of limits that apply to tax-qualified savings plans. The savings restoration plan is designed to restore the benefits, including matching contributions, not permitted due to the limits on 401(k) plans. The amount in column (b), the executive’s contribution, is included in the Summary Compensation Table within the amounts shown in the salary and Non-Equity Incentive Plan Compensation columns. The amount shown in column (c), Company contributions, is included in the Summary Compensation Table within the amount shown in the All Other Compensation column. The amount shown in column (f), Aggregate Balance, consists entirely of amounts that would have been reported in a previous year’s Summary Compensation Table, had the named executive been a named executive officer in the year the contributions were made, and investment earnings thereon.

Participants may elect to defer 25% of their base salary and up to 25% of their annual incentive plan payment (Management Incentive Plan) to the savings restoration plan. Elections to defer are made before the pay is earned, with the exception that deferral elections with respect to bonus payments may be made as late as six months prior to the close of the performance period on which the bonus payment is based. Participants direct contributions among approximately 20 investment options (comparable asset classes to the 401(k) plan) and are credited with investment gains or losses based on the performance of these investment options. Each investment option is a mutual fund available to individual investors. The options cover a broad spectrum of asset classes and investment objectives, from money market through equity, and include several lifecycle funds as well. Participants are permitted to reallocate their balances among the investment options on a daily basis. The savings restoration plan is designed to look and function very similarly to the Company’s tax-qualified savings plan.

At the participant’s election, distributions are made either in a single lump sum payment of the entire account balance, or in monthly installments spread over five, 10, or 15 years. However, if the participant fails to make a timely election, the distribution will be made as a single lump sum payment.

Non-qualified Deferred Compensation

			Aggregate	Aggregate
	Executive	Company	Earnings	Withdrawals/	Aggregate
	Contributions	Contributions	(Losses)	Distributions	Balance as of
	in 2009	in 2009	in 2009	in 2009	12/31/09
Name(a)	($)(b)	($)(c)	($)(d)	($)(e)	($)(f)

M. Larsen	301,763	98,577	623,264	—	2,628,432
S. Kuechle	142,405	25,733	157,942	—	638,292
T. Linnert	150,406	27,345	392,584	—	1,615,632
J. Carmola	86,988	27,692	186,153	—	1,193,037
C. Egnotovich	31,469	7,800	101,875	—	539,335

Potential Payments upon Termination or Change-in-Control

Management Continuity Agreements

Each named executive officer has entered into a Management Continuity Agreement with the Company. The purpose of these agreements is to encourage the individuals to carry out their duties in the event of the possibility of a change-in-control. The agreements are not ordinary employment agreements (there are no such employment agreements) and do not provide any assurance of continued employment unless there is a “change-in-control.” They generally provide for a two-year period of employment commencing upon a change-in-control.

A change-in-control under these agreements generally is deemed to have occurred if (i) any person or entity becomes the beneficial owner of 20% or more of our Common Stock or combined voting power of our outstanding securities (subject to certain exceptions), (ii) during any two-year period there generally has been a change in the majority of our Directors, or (iii) certain corporate reorganizations occur where the existing shareholders do not retain at least 70% of the voting securities of the surviving entity.

These agreements generally provide for the continuation of employment of the individuals in the same positions and with the same responsibilities and authorities that they possessed immediately prior to the change-in-control and generally with the same benefits and level of compensation, including average annual increases. These triggers are designed to protect these employees from diminished responsibilities and compensation in the event of a change-in-control.

If we or a successor terminate the individual’s employment during the two-year employment period for reasons other than “cause” or the individual voluntarily terminates employment for a “good reason” each named executive officer would be entitled to:

•	A lump sum cash payment within five business days equal to three times the individual’s base salary in effect immediately prior to termination;

•	A lump sum cash payment within five business days equal to three times the greater of (i) the individual’s most recent annual bonus or (ii) the individual’s “target incentive amount” under our Management Incentive Plan;

•	If the individual is under age 55 or over age 55 but not eligible to retire or not eligible for Company subsidized health and welfare benefits, then continuation of all health and welfare benefit plans and programs for three years;

•	If the individual is over age 55 and eligible to retire and eligible for Company subsidized retiree health and welfare benefits, then provided with the health and welfare benefits to which the individual would be entitled to under the Company’s general retirement policies, with the Company paying the same percentage of the capped premium cost of the plans as it would pay for retiree health subsidy-eligible employees, who retire at age 65, regardless of the individual’s actual age at his or her date of termination of employment, provided such benefits are at least equal to those benefits which would have been payable if the individual had been eligible to retire and had retired prior to the change-in-control. Such benefit will be paid for the individual’s lifetime;

•	Annual executive physical and tax and financial services for three years;

•	In addition to the benefits to which the individual is entitled under the defined benefit retirement plans or programs in which he or she participates, a lump sum cash payment at retirement in an amount equal to the actuarial equivalent of the retirement pension to which the individual would have been entitled under the terms of such retirement plans or programs had the individual accumulated three additional years of age, continuous service for determining benefit accruals (except for those individuals who elected to no longer earn service toward benefit accrual) and earnings (base salary in effect immediately prior to termination plus the greater of (i) the individual’s most recent annual bonus or (ii) the individual’s “target incentive amount” under our Management Incentive Plan) under such plans minus the benefits to which the individual is entitled under such defined benefit retirement plans or programs (calculated as an actuarial equivalent lump sum amount);

•	In addition to the benefits to which the individual is entitled under the defined contribution retirement plans or programs in which he or she participates, a lump sum cash payment within five business days in an amount equal to three times the greater of (i) the value of the Company matching contributions, if any, and discretionary contributions, if any, which were credited to the individual’s accounts under such plans during the most recently completed plan year ending on or before the date of the change-in-control or (ii) the value of the Company matching contributions, if any, and discretionary contributions, if any, which were credited to the individual’s accounts under such plans during the most recently completed plan year ending on or before the date of the individual’s date of termination of employment; and

•	A tax gross-up for any excise tax due under the Code for these types of arrangements.

Generally, “good reason” means, during the two-year employment period and without the executive’s consent, there is (a) any material reduction in the duties, authority or responsibilities of the executive or the executive’s direct reports or (b) any material breach by the Company of its obligations under the agreement.

Under the management continuity agreements, each named executive officer would be entitled to receive the following estimated benefits if terminated during the two year employment period following a change-in-control for reasons other than “cause” or if the individual voluntarily terminates employment for a “good reason.” These are estimated amounts only and may not reflect the actual amounts that would be paid to the named executive officers. The table reflects the amount that could be payable under the management continuity agreements assuming that the triggering event occurred on December 31, 2009 and that the value of our stock is $64.25 (the closing price on December 31, 2009).

Performance Unit Award Agreements

In the event a change-in-control occurs, the individual would receive a pro-rata portion of his or her award, based on the higher of target value of the award or the unit value of the most recent payout of performance units. In the event that the individual’s employment is terminated for other than cause after a change-in-control, the individual would receive the full value of his or her award calculated as the higher of target value of the award or the unit value of the most recent payout of performance units, offset by the earlier payout upon change-in-control. This double trigger approach requires both a change-in-control and termination of employment for the individual to receive the full value of the award.

Estimated Current Value of Change-in-Control Benefits under Management
Continuity Agreements and Equity Award Agreements

			Benefits				Excise Tax
	Severance	Performance	Perquisites	Savings Plan	Equity	Pension	and
	Amount	Units	Enhancement	Enhancement	Acceleration	Enhancement	Gross-Up
Name	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Total

M. Larsen	$9,820,848	$2,353,092	$13,031	$317,781	$3,057,430	$2,399,167	$—	$17,961,349
S. Kuechle	$3,311,982	$1,225,569	$136,301	$99,249	$2,467,550	$2,119,217	$3,262,000	$12,621,868
T. Linnert	$3,469,545	$653,637	$73,397	$104,085	$799,850	$1,460,864	$—	$6,561,378
J. Carmola	$3,504,243	$1,372,637	$126,528	$105,126	$3,190,965	$2,807,210	$3,331,121	$14,437,830
C. Egnotovich	$3,504,243	$1,372,637	$116,453	$45,450	$3,175,674	$2,855,582	$3,551,653	$14,621,692

(1)	This amount represents three times the executive officers’ (i) 2009 annual base pay and (ii) payments made under the Management Incentive Plan for 2008.

(2)	This amount represents only payouts for Performance Units for the 2008-2010 and 2009-2011 cycles which would otherwise not be payable upon termination or retirement without a change-in-control. Therefore, not included are the amounts of $2,353,092 and $645,466 for Messrs. Larsen and Linnert, respectively, to which they would be entitled without a change-in-control event.

(3)	This amount represents the value of the following items for a three-year period after a change-in-control: (i) health and welfare benefits (ii) costs for annual physicals and (iii) tax and financial planning and an income tax gross up on this benefit equal to 100% of the value of the tax and financial planning services. Instead of three years of continuing active employee medical coverage which the non-retirement eligible executives would receive, Messrs. Larsen and Linnert would be eligible for retiree medical coverage except that they would pay a lower contribution toward this coverage until age 65 than they would pay in the absence of a change-in-control. Also, Mr. Larsen would receive the annual physical and financial planning benefits for five years following retirement without a change-in-control, so there is no extra value for these benefits upon a change-in-control. Mr. Linnert would receive one year of these benefits upon retirement without a change-in-control, so the extra value upon a change-in-control is for two additional years of these benefits.

(4)	This amount represents a cash payment in an amount equal to the value of the Company matching contributions and discretionary contributions to which the individual would have been entitled had the individual continued to work for the Company for three additional years.

(5)	This amount includes the vesting of unvested stock options and restricted stock units. This amount does not include the $7,310,044 and $2,062,425 for restricted stock units for Messrs. Larsen and Linnert, respectively, to which they would be entitled without a change-in-control event as each is retirement eligible.

(6)	This amount represents the present value of an additional three years of service and age under the pension plans.

(7)	For executives who are entitled to receive severance and other benefits that exceed the individual’s average five-year earnings, the estimated tax gross up is computed by taking the 20% excise tax, grossed up for taxes, on the amount of severance and other benefits in excess of one times each individual’s average five-year W-2 earnings. Although Messrs. Larsen and Linnert are entitled to an excise tax gross up, the amount of their payments, based upon a hypothetical December 31, 2009 change-in-control, does not trigger an excise tax obligation.

Potential Payments Upon Termination or Retirement (Not a Change-in-Control)

As summarized below, under most circumstances upon which a named executive officer leaves employment with the Company, he or she does not receive additional benefits beyond what other employees leaving under the same circumstances would receive. Change-in-control is a circumstance that would trigger additional benefits and payments not generally available to other employees. These additional benefits and payments are described above in a separate change-in-control section. There are certain benefits and payments that may be triggered upon termination or retirement, as described below.

Severance Programs

The Goodrich Corporation severance programs offer severance to eligible employees who terminate employment with the Company for reasons other than resignation (except under the voluntary separation plan), termination for cause, temporary layoff, changes in employment due to the sale of a business unit, transfers within the Company, death, disability or retirement. For eligible employees, the Goodrich Corporation severance program provides for a cash payment not greater than fifty-two weeks of base pay. Severance is paid as a lump sum, usually within fifteen days following the first payroll date after termination of employment if the employee signs an agreement and a release of claims against the Company, which may include a non-compete provision. If a triggering event occurred on December 31, 2009, each named executive officer would have received severance equal to the maximum of fifty-two weeks of salary as listed for 2009 of column (c) of the Summary Compensation Table.

Long-term Incentive Compensation

The Goodrich Corporation 2001 Equity Compensation Plan treats all participants as follows in determining benefits payable upon retirement, death or disability.

Stock Options

If the participant is eligible for retirement at the normal retirement age (age 65) or later under the Company’s pension plan (or would be eligible for normal retirement if a participant in such plan), then all unvested options will vest immediately upon such termination. If the participant is eligible for early retirement (age 55 with five years of service) under the Company’s pension plan (or would be eligible for early retirement if a participant in such plan) but has not reached age 65, then all unvested options shall continue to vest in accordance with the vesting schedule as provided in the award agreement; however, the Committee may cancel the unvested options granted to certain participants as described on page 32. If the participant terminates employment by reason of permanent and total disability or death, then all unvested options will vest immediately upon such termination. Under the amended stock option award agreements approved by the Committee and described earlier, in the case of early retirement, the exercise period for outstanding options that vest after retirement is the shorter of five years from the date of vesting or the remaining term of the option.

Restricted Stock Units

If the participant terminates employment by reason of permanent and total disability or death, then all unvested units will vest immediately upon such termination. The vesting of units for retirement eligible participants is described starting on page 31.

Performance Units

If the participant terminates employment by reason of early or normal retirement under the Company’s pension plan (or would be eligible for early or normal retirement if a participant in such plan), permanent and total disability, or death, then the amount of the benefit payable will be prorated based on the actual employment period versus the three-year performance period.

Perquisites

Upon termination of employment of a named executive officer who is eligible for early or normal retirement, the executive may receive the perquisites as listed below. Messrs. Larsen and Linnert are currently eligible for early retirement. Since Messrs. Kuechle and Carmola and Ms. Egnotovich are not currently eligible for early retirement, perquisites would not have continued had they had a termination of employment, other than due to a change-in-control, on December 31, 2009.

Annual Physical

The Chief Executive Officer and his spouse are entitled to receive an annual physical each year during the five-year period following such termination. Each of the other named executive officers, and their spouses, are entitled to receive an annual physical during the 12-month period following such termination. For 2009, the actual benefit for Messrs. Larsen and Linnert is $1,072 and $262, respectively.

Umbrella Liability Insurance

The Chief Executive Officer would have received $10 million of umbrella liability insurance for five years following such termination. Each of the other named executive officers will receive $10 million of umbrella liability insurance until the end of the year following the year in which the named executive officer terminates employment. The benefit for Messrs. Larsen and Linnert is valued at $1,300 each per year.

Long-Distance Telephone Service

The Chief Executive Officer would have had the use of an 800 long distance telephone service for five years following such termination. Each of the other named executive officers will have the use of an 800 long distance telephone service for 12 months following such termination. The benefit for Messrs. Larsen and Linnert is valued at approximately $62 each per year.

Financial Counseling/Income Tax Preparation

Each named executive officer will be reimbursed for payments related to financial counseling and income tax preparation for 12 months following such termination, with the exception of Mr. Larsen who is entitled to five years of such services following termination. The benefit for Mr. Linnert is up to $16,000 and for Mr. Larsen up to $90,000.

Pension Benefits

The following table sets forth amounts that the named executive officers would receive under non-qualified pension plans upon retirement had the executive officer retired on December 31, 2009.

	Annual Non-qualified Pension
	Benefits Payable Upon	Lump Sum Value of Non-qualified
Name	Termination ($)(1)	Pension benefits ($)(2)

M. Larsen	1,430,690	18,085,899
S. Kuechle	319,555	4,004,668
T. Linnert	360,560	4,406,129
J. Carmola	332,148	4,162,473
C. Egnotovich	413,824	5,186,042

(1)	Amounts shown for Messrs. Larsen and Linnert are payable as of retirement, with delays as applicable under Section 409A of the Code and plan provisions. Amounts for Messrs. Kuechle and Carmola and Ms. Egnotovich are payable at age 62, the earliest age for unreduced early retirement. One-twelfth of the amount shown is payable monthly for the longer of life or five years. Other actuarially equivalent forms of payment are available. Qualified pension plan benefits are not shown, but would also be payable, under the same terms that apply to generally all salaried employees.

(2)	In lieu of the annuity amounts shown in the previous column, all or a portion of the non-qualified pension benefit may be paid as a single lump sum. Amounts shown for Messrs. Larsen and Linnert are payable as of retirement, with delays as applicable under Section 409A of the Code and plan provisions. Amounts for Messrs. Kuechle and Carmola and Ms. Egnotovich are payable at age 62, the earliest age for unreduced early retirement, except that the portion of the benefit earned on and after January 1, 2005, the effective date of Section 409A, would be discounted to and paid six months following separation from service.

HOLDINGS OF COMPANY EQUITY SECURITIES BY DIRECTORS AND
EXECUTIVE OFFICERS

The following table contains information with respect to the number of shares of Common Stock beneficially owned by our directors and executive officers as of January 31, 2010.

	Amount and Nature
	of Beneficial	Percent of
Name of Beneficial Owner	Ownership(1)(2)(3)	Class(4)

John J. Carmola	171,793	*
Carolyn Corvi	56	*
Diane C. Creel	8,570	*
George A. Davidson, Jr.	12,270	*
Harris E. DeLoach, Jr.	26,474	*
Cynthia M. Egnotovich	208,474	*
James W. Griffith	3,366	*
William R. Holland	15,464	*
John P. Jumper	0	*
Scott E. Kuechle	149,169	*
Marshall O. Larsen	672,040	*
Terrence G. Linnert	246,485	*
Lloyd W. Newton	0	*
Douglas E. Olesen	15,911	*
Alfred M. Rankin, Jr.	10,456	*
A. Thomas Young	28,506	*
Directors and executive officers as a group(20)	2,027,408	1.6%

*	Less than 1%.

(1)	Includes the approximate number of shares of Common Stock credited to the individuals’ accounts in the Company’s Employees’ Savings Plan or similar plans of the Company’s subsidiaries. Includes shares not presently owned by the executive officers but which are subject to stock options exercisable within 60 days as follows: Mr. Carmola, 140,199 shares; Ms. Egnotovich, 148,669 shares; Mr. Kuechle, 123,032 shares; Mr. Larsen, 549,650 shares; Mr. Linnert, 206,781 shares; and all executive officers as a group, 1,559,150 shares.

Includes phantom shares awarded to our Directors under the Outside Director Deferral Plan and the Directors’ Deferred Compensation Plan that are paid out in Common Stock following termination of service as a Director, as follows: Ms. Creel, 8,364 shares; Mr. Davidson, 7,070 shares; Mr. DeLoach, 25,474 shares; Mr. Griffith, 2,166 shares; Mr. Holland, 5,107 shares; Mr. Olesen, 14,817 shares; Mr. Rankin, 9,456 shares; Mr. Young, 27,506 shares; and all Directors as a group 99,960 shares.

(2)	Excludes restricted stock units as to which the executive officers have no voting or investment power as follows: Mr. Carmola, 33,175 units; Ms. Egnotovich, 33,175 units; Mr. Kuechle, 29,750 units; Mr. Larsen, 116,450 units; Mr. Linnert, 37,300 units; and all executive officers as a group, 344,550 units.

Excludes phantom shares awarded to our Directors under the Outside Director Phantom Share Plan and the Directors’ Phantom Share Plan that are paid out in cash following termination of service as a Director, as follows: Ms. Creel, 22,137 shares; Mr. Davidson, 25,278 shares; Mr. DeLoach, 16,143 shares; Mr. Griffith, 14,266 shares, Mr. Holland, 19,612 shares; Gen. Jumper, 6,618 shares; Gen. Newton, 5,221 shares; Mr. Olesen, 23,148 shares; Mr. Rankin, 15,307 shares; Mr. Young, 24,115 shares; and all Directors as a group, 171,845 shares.

(3)	Each person has sole voting and investment power with respect to Common Stock beneficially owned by such person, except as described in note (1) above, except that Ms. Corvi has shared voting and investment power with respect to 56 shares, Mr. Griffith has shared voting and investment power with respect to 1,200 shares, Mr. Kuechle has shared voting and investment power with respect to 956 shares, Mr. Larsen has shared voting and investment power with respect to 13,900 shares, Mr. Linnert has shared voting and investment power with respect to 14,373 shares and all Directors and executive officers as a group have shared voting and investment power with respect to 30,763 shares.

(4)	Applicable percentage ownership is based on 125,165,336 shares of Common Stock outstanding at January 31, 2010 (excluding 14,000,000 shares held by a wholly owned subsidiary).

BENEFICIAL OWNERSHIP OF SECURITIES

The following table contains information known to us with respect to persons who are the beneficial owner of more than 5% of our Common Stock as of January 31, 2010.

Name and Address of Beneficial Owner	Amount	Percent of Class(1)

T. Rowe Price Associates, Inc.(2)	8,180,199	6.5%
100 E. Pratt Street Baltimore, Maryland 21202
Vanguard Group, Inc.(3)	6,416,348	5.15%
100 Vanguard Blvd. Malvern, Pennsylvania 19355

(1)	Applicable percentage ownership is based on 125,165,336 shares of Common Stock outstanding at January 31, 2010 (excluding 14,000,000 shares held by a wholly owned subsidiary).

(2)	This information is based on a Schedule 13G filed with the SEC on February 11, 2010 by T. Rowe Price Associates, Inc. (“Price Associates”), in which it reported sole voting power as of December 31, 2009 as to 1,933,026 shares and sole dispositive power as to 8,180,199 shares. According to Price Associates, these securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)	This information is based on a Schedule 13G/A filed with the SEC on February 8, 2010 by Vanguard Group, Inc., in which it reported sole voting power as of December 31, 2009 as to 198,197 shares, sole dispositive power as to 6,238,961 shares and shared dispositive power as to 177,387 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of our Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. As a matter of practice, our administrative staff assists our directors and executive officers in preparing and filing such reports. Based solely upon a review of such reports and representations from our directors and executive officers, we believe that during 2009 all such reports were filed on a timely basis.

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Under Securities and Exchange Commission rules, if a shareholder wants us to include a proposal in our proxy statement for presentation at the 2011 Annual Meeting, the proposal must be received by us, attention: Office of the Secretary, at our principal executive offices by November 11, 2010. We suggest that such proposals be sent by certified mail, return receipt requested.

Under our By-Laws, the proposal of business that is appropriate to be considered by the shareholders may be made at an annual meeting of shareholders by any shareholder who was a shareholder of record at the time of giving the notice described below, who is entitled to vote at such meeting and who complies with the notice procedures set forth in the By-Laws.

For business to be properly brought before an annual meeting of shareholders, the shareholder must have given timely notice thereof in writing to our Secretary. To be timely, the shareholder’s notice must have been sent to, and received by, our Secretary at our principal executive offices generally not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. For the 2011 Annual Meeting such notice must be received between December 21, 2010 and January 20, 2011. Each such notice must include among other things:

•	for each matter, a brief description thereof and the reasons for conducting such business at the annual meeting;

•	the name and address of the shareholder proposing such business as well as any other shareholders believed to be supporting such proposal;

•	the number of shares of each class of Goodrich stock owned by such shareholders;

•	any material interest of such shareholders in such proposal; and

•	a description of all ownership interests in the shares identified, including derivative securities, hedged positions and other economic and voting interests.

See Appendix A for the full text of the relevant section of the By-Laws.

This notice requirement applies to matters being brought before the meeting for a vote. Shareholders, of course, may and are encouraged to ask appropriate questions at the meeting without having to comply with the notice provisions.

By Order of the Board of Directors

Frank DiPiero
Secretary

Dated March 11, 2010

PLEASE DATE, SIGN AND MAIL YOUR PROXY

APPENDIX A

BY-LAWS
ARTICLE I, SECTION 10

Section 10.(A) Annual Meetings of Shareholders.   (1) Nominations of persons for election to the Board of Directors of the Company and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Company’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Company who (i) was a shareholder of record at the time of giving of notice provided for in this By-Law and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this By-Law as to such business or nomination; clause (c) shall be the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Company’s notice of meeting) before an annual meeting of shareholders.

(2) Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A) (1) of this By-Law, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. To be in proper form, a shareholder’s notice (whether given pursuant to paragraph (A)(2) or paragraph (B) of this By-Law) must (a) set forth, as to the shareholder giving the notice and all beneficial owners, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner, if any, (ii) (A) the class or series and number of shares of the Company which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a sole or shared right to vote or direct the voting of any shares of any security of the Company, (D) any short interest in any security of the Company (for purposes of this By-Law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from, or avoid or offset in whole or in part any loss related to, any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Company owned beneficially by such shareholder that are separated or separable from the underlying shares of the Company, (F) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iii) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (b) if the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and the beneficial owner (if any, on whose behalf the proposal is made) in such business and (ii) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; and (c) set forth, as to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Company at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

(B) Special Meetings of Shareholders.  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Company’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any shareholder of the Company who (i) is a shareholder of record at the time of giving of notice provided for in this By-Law and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this By-Law as to such nomination. In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if the shareholder’s notice required by paragraph (A)(2) of this By-Law with respect to any nomination shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the close of business on the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(C) General.  (1) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Restated Certificate of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this By-Law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this By-Law; provided, however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to paragraph (A)(1)(c) or paragraph (B) of this By-Law. Nothing in this By-Law shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

APPENDIX B

GOODRICH CORPORATION
SENIOR EXECUTIVE MANAGEMENT INCENTIVE PLAN
(As amended and restated on April      , 2010)

1.	PURPOSE

The Goodrich Corporation Senior Executive Management Incentive Plan (the “Plan”) has been established to provide opportunities to certain senior executives to receive incentive compensation as a reward for high levels of personal performance above the ordinary performance standards compensated by base salary, and for their contributions to strong performance of the Company. The Plan is designed to provide competitive awards when relevant performance objectives are achieved and reduced or no awards when such objectives are not achieved.

2.	ELIGIBILITY

Participation in the Plan will be limited to those senior executives whose compensation may become subject to the non-deductibility provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, or any similar successor provision (the “Code”). Participants will be selected prior to or within 90 days of the beginning of each Plan Year by the Compensation Committee of the Company’s Board of Directors or a subcommittee of the Compensation Committee consisting only of those members of that Committee who are “outside” Directors as defined in regulations under the Code if any members of the Compensation Committee are not “outside” Directors as so defined (the “Committee”).

To receive an award, the Participant must remain employed by the Company through December 15 of the Plan Year, except to the extent set forth in Sections 6 and 10.

3.	INCENTIVE CATEGORIES

Each year the Committee will assign each Participant to an incentive category based on organizational level and potential impact on important Company or business unit results. The incentive categories define the target level of incentive opportunity, stated as a percentage of base salary as determined by the Committee, that will be available to the Participant if the Company’s target performance levels are met for the Plan Year (the “Target Incentive Amount”).

4.	MAXIMUM AND THRESHOLD AWARDS

Each Participant will be assigned maximum and threshold award levels. Maximum award levels represent the maximum amount of incentive award that may be paid to a Participant for a Plan Year. Threshold award level represents the level above which an incentive award will be paid to a Participant. Performance at or below threshold level will earn no incentive payments. Each Participant’s maximum award level will be 200% of his or her Target Incentive Amount. Under no circumstances will any Participant be paid an award exceeding $3,500,000.

5.	PERFORMANCE MEASURES

Performance measures that may be used under the Plan shall be based upon one or more or the following criteria: operating income; net income; earnings (including earnings before interest, taxes, depreciation and/or amortization); earnings per share; sales; costs; profitability of an identifiable business unit or product; maintenance or improvement of profit margins; cost reduction goals; operating cash flow; free cash flow (operating cash flow less capital expenditures); working capital; improvements in capital structure; debt reduction; credit ratings; return on assets; return on equity; return on invested capital; stock price; total shareholder return;

completion of joint ventures, divestitures, acquisitions or other corporate transactions; new business or expansion of customers or clients; strategic plan development and implementation; succession plan development and implementation; customer satisfaction indicators; employee metrics; or other objective individual or team goals.

The performance measures may relate to the Company, on an absolute basis and/or relative to one or more peer group companies or indices, or to a particular Participant, subsidiary, division or operating unit, or any combination of the foregoing, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the Committee may adjust, modify or amend the above criteria, either in establishing any performance measure or in determining the extent to which any performance measure has been achieved. In particular, the Committee shall have the authority to make equitable adjustments in the criteria where necessary (i) in response to changes in applicable laws or regulations, (ii) to account for items of gain, loss, or expense that are related to the disposal (or acquisition) of a business or change in accounting principles that was not anticipated at the time an award was made, (iii) to account for adjustments in expense due to re-measurement of pension benefits, (iv) to account for unusual or non-recurring transactions that were not anticipated at the time an award was made, and (v) to reflect other unusual, non-recurring, or unexpected items similar in nature to the foregoing as determined in good faith by the Committee consistent with the principles set forth in section 162(m) of the Code and the regulations thereunder. Such adjustments may be made with respect to the performance of any subsidiary, division, or operating unit, as applicable, shall be made in a consistent manner from year to year, and shall be made in accordance with the objectives of the Plan and the requirements of Section 162(m) of the Code.

6.	PARTIAL PLAN YEAR PARTICIPATION

Except as provided in Section 10, incentive awards to Participants who terminate during the Plan Year for reasons of death or disability or at a time when eligible for normal or early retirement will be calculated as specified above and will be paid pro rata based on a fraction, the numerator of which is the number of full and partial months of the Plan Year during which the Participant was employed by the Company, and the denominator of which is the total number of months in the Plan Year. Except as provided in Section 10, Participants who terminate during a Plan Year for reasons other than death, disability, or normal or early retirement will receive no incentive award payments for such Plan Year.

7.	PERFORMANCE GOALS

The Committee will designate, prior to or within 90 days of the beginning of each Plan Year:

(a) The incentive category and percentage of salary midpoint for each Participant to determine his or her Target Incentive Amount:

(b) The performance measures and calculation methods to be used for the Plan Year for each Participant;

(c) A schedule for each performance measure relating achievement levels for the performance measure to incentive award levels as a percentage of Participants’ Target Incentive Amounts; and

(d) The relative weightings of the performance measures for the Plan Year.

8.	PERFORMANCE CERTIFICATION

As soon as practicable following the end of each Plan Year, the Committee will certify the performance with respect to each performance measure used in that Plan Year.

9.	AWARD CALCULATION AND PAYMENT

Individual incentive awards will be calculated and paid in a single lump sum cash payment following the Committee’s certification of performance for each Plan Year and, in any event, on or before March 15 immediately following the Plan Year for which the individual incentive award was earned. The amount of a Participant’s incentive award to be paid based on each individual performance measure will be calculated based on the following formula (the “Formula”).

The incentive amounts to be paid to the Participant based on each performance measure will be summed to arrive at the Participant’s total incentive award payment for the Plan Year.

10.	PAYMENT UPON CHANGE IN CONTROL

(a) Anything to the contrary notwithstanding, within five days following the occurrence of a Change in Control, the Company shall pay to each participant an interim lump-sum cash payment (the “Interim Payment”) with respect to his or her participation in the Plan. The amount of the Interim Payment shall equal the product of (x) the number of months, including fractional months, that have elapsed until the occurrence of the Change in Control in the calendar year in which the Change of Control occurs and (y) one-twelfth of the greater of (i) the amount most recently paid to each participant for a full calendar year under the Plan or the Company’s Management Incentive Program, or (ii) the Target Incentive Amount for each Participant in effect prior to the Change in Control for the calendar year in which the Change in Control occurs, under the Plan. The Interim Payment shall not reduce the obligation of the Company to make a final payment under the terms of the Plan, but any Interim Payment made shall be offset against any later payment required under the terms of the Plan for the calendar year in which a Change in Control occurs. Notwithstanding the foregoing, in no event shall any Participant be required to refund to the Company, or have offset against any other payment due any Participant from or on behalf of the Company, all or any portion of the Interim Payment.

(b) For purposes of the Plan, a Change in Control shall mean

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company (other than by exercise of a conversion privilege), (B) any acquisition by the Company or any of its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (D) any acquisition by any corporation with respect to which, following such acquisition, more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

(ii) During any period of two consecutive years, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

(iii) Consummation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

(iv) Consummation of (A) a complete liquidation or dissolution of the Company or (B) a sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

11.	PLAN YEAR

The Plan Year shall be the fiscal year of the Company.

12.	PLAN ADMINISTRATION

The Plan will be administered by the Committee.  The Committee is empowered to set preestablished performance targets, measure the results and determine the amounts payable according to the Formula. While the Committee may not increase the amounts payable under the Formula, it retains discretionary authority to reduce the amount of compensation that would otherwise be payable to the Participants if the goals are attained. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Board of Directors or the Committee may amend, alter or terminate the Plan at any time; provided, however, that any such amendments shall comply with the applicable requirements for exemption (to the extent necessary) under Section 162(m) and Section 409A of the Code.

13.	EMPLOYMENT RIGHTS

Nothing expressed or implied in this Plan shall create any obligation on the part of the Company to continue the employment of a Participant.

14.	GOVERNING LAW

The Plan shall be governed by the laws of the State of North Carolina, without regard to its conflicts of law provisions, unless such laws are preempted by the applicable provisions of the Code.

15.	SUCCESSORS OF PARTICIPANTS

If a Participant becomes entitled to an incentive award payment, the right of such Participant to the payment shall inure to the benefit of and be enforceable by the estate of such Participant.

16.	SECTION HEADINGS

The section headings contained herein have been inserted for convenience or reference only, and shall not modify, define, expand, or limit any of the provisions hereof.

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IN WITNESS WHEREOF, the undersigned has executed this document as of the   day of          , 2010.

GOODRICH CORPORATION

By:
Its:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date GOODRICH CORPORATION M20550-P90971-Z51969 GOODRICH CORPORATION FOUR COLISEUM CENTRE 2730 WEST TYVOLA ROAD CHARLOTTE, NC 28217 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For Against Abstain 2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year 2010. 3. Approve an amendment and restatement of the Senior Executive Management Incentive Plan. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS, AND FOR PROPOSALS 2 AND 3. For address changes and/or comments, please check this box and write them on the back where indicated. For All Withhold All For All Except 0 0 0 0 0 0 0 0 0 0 Vote On Directors 01 — Carolyn Corvi, 02 — Diane C. Creel, 03 — George A. Davidson, Jr., 04 — Harris E. DeLoach, Jr., 05 — James W. Griffith, 06 — William R. Holland, 07 — John P. Jumper, 08 — Marshall O. Larsen, 09 - Lloyd W. Newton, 10 — Douglas E. Olesen and 11 — Alfred M. Rankin, Jr. 1. ELECTION OF DIRECTORS Vote On Proposals VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Goodrich Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Goodrich Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends that you vote FOR the following: The Board of Directors recommends you vote FOR the following proposals: Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) GOODRICH CORPORATION PROXY This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby authorizes Marshall O. Larsen and Frank A. DiPiero, or either of them, with full power of substitution, to represent the undersigned and to vote all common stock of GOODRICH CORPORATION which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on April 20, 2010, and at any adjournment thereof , as indicated, and in their discretion upon other matters as may properly come before the meeting. You are encouraged to specify your choice by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote these shares unless you sign and return this card. The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. This card also constitutes your voting instructions for any and all shares held of record by BNY Mellon Shareowner Services for this account in the Company’s Dividend Reinvestment Plan, and will be considered to be voting instructions to the plan trustees with respect to shares held in accounts under the Goodrich Corporation Employees’ Savings Plan. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M20551-P90971-Z51969

March 11, 2010 To Our Shareholders: The Annual Meeting of Shareholders will be held at Goodrich’s headquarters, Four Coliseum Centre, 2730 West Tyvola Road, Charlotte, North Carolina on Tuesday, April 20, 2010, at 10:00 a.m. If you have chosen to view our proxy statements and annual reports over the Internet instead of receiving paper copies in the mail, you can access our proxy statement at http://www.goodrich.com/proxy and 2009 annual report at http://www.goodrich.com/annualreport. The proxy statement contains information regarding the meeting, the nominees for election to the Board of Directors, the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year 2010 and the proposal to approve an amendment and restatement of the Senior Executive Management Incentive Plan. The voting results from the Annual Meeting of Shareholders will be posted on our website, www.goodrich.com, on April 21. It is important that these shares be represented at this meeting. Even if you plan to attend, we encourage you to promptly vote these shares by one of the methods listed on the reverse side of this proxy card. Sincerely, Marshall O. Larsen Chairman, President and Chief Executive Officer (Continued, and to be signed and dated, on reverse side.)